                                                                      Exhibit 5

                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                            SHP ACQUISITION, L.L.C.,


                                 SHP OP, L.L.C.,


                              SHP PROPERTIES CORP.,


                         SUNSTONE HOTEL INVESTORS, INC.


                                       and


                         SUNSTONE HOTEL INVESTORS, L.P.



                                  July 12, 1999

                                TABLE OF CONTENTS

                                                                                                                        Page
ARTICLE 1 THE MERGER ..............................................................................................       1
                  Section 1.1       The Partnership Merger ........................................................       1
                  Section 1.2       Closing; Effective Time .......................................................       2
                  Section 1.3       Certificate and Agreement of Limited Partnership; Officers ....................       2
                  Section 1.4       Conversion of Seller Common OP Units ..........................................       2
                  Section 1.5       Conversion of Units Owned by Seller General Partner ...........................       3
                  Section 1.6       Seller-Owned Interests ........................................................       3
                  Section 1.7       Conversion of Interests in Buyer Operating LLC ................................       3
                  Section 1.8       Cancellation and Retirement of Seller Common OP Units .........................       4
                  Section 1.9       Interest Elections ............................................................       4
                  Section 1.10      Payment for Seller Common OP Units ............................................       5
                  Section 1.11      Further Assurances ............................................................       6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLER GENERAL PARTNER AND THE SELLER PARTNERSHIP .....................       6
                  Section 2.1       Organization, Standing and Power ..............................................       6
                  Section 2.2       Authority; Noncontravention; Consents .........................................       6
                  Section 2.3       Information Supplied ..........................................................       8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER OPERATING PARTNERSHIP ................................       8
                  Section 3.1       Organization, Standing and Power ..............................................       8
                  Section 3.2       Authority; Noncontravention; Consents .........................................       8
                  Section 3.3       Information Supplied ..........................................................       9

ARTICLE 4 COVENANTS ...............................................................................................      10
                  Section 4.1       Reasonable Best Efforts; Additional Actions ...................................      10
                  Section 4.2       Notification of Certain Matters ...............................................      10
                  Section 4.3       Information Statement; Securities Filings .....................................      10

ARTICLE 5 CONDITIONS TO CONSUMMATION OF THE PARTNERSHIP MERGER ....................................................      11
                  Section 5.1       Conditions to Each Party's Obligations to Effect the Partnership
                                    Merger ........................................................................      11
                  Section 5.2       Conditions to Seller General Partner's and the Seller Partnership's
                                    Obligations to Effect the Partnership Merger ..................................      12
                  Section 5.3       Conditions to Parent's, Sub's and Buyer Operating LLC's

                                    Obligations to Effect the Partnership .........................................      12

ARTICLE 6 TERMINATION .............................................................................................      13
                  Section 6.1       Termination ...................................................................      13
                  Section 6.2       Procedure for and Effect of Termination .......................................      13

ARTICLE 7 MISCELLANEOUS ...........................................................................................      14
                  Section 7.1       Amendment and Modification ....................................................      14
                  Section 7.2       Waiver of Compliance; Consents ................................................      14
                  Section 7.3       Survival ......................................................................      14
                  Section 7.4       Notices .......................................................................      14
                  Section 7.5       Assignment ....................................................................      15
                  Section 7.6       GOVERNING LAW .................................................................      16
                  Section 7.7       Counterparts ..................................................................      16
                  Section 7.8       Enforcement ...................................................................      16
                  Section 7.9       Interpretation ................................................................      16
                  Section 7.10      Entire Agreement ..............................................................      16
                  Section 7.11      No Third Party Beneficiaries ..................................................      17
                  Section 7.12      Severability ..................................................................      17
                  Section 7.13      Tax Election ..................................................................      17

                                    EXHIBITS

Exhibit A         LLC Agreement
Exhibit B         Partnership Agreement

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of July 12, 1999, by and among SHP Acquisition, L.L.C., a Delaware limited liability company ("Parent"), SHP OP, L.L.C., a Delaware limited liability company ("Buyer Operating LLC"), SHP PROPERTIES CORP., a Delaware corporation ("Sub"), SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation ("Seller General Partner" or "Seller"), and SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership (the "Seller Partnership").

         WHEREAS, the respective Boards of Directors (or comparable body or entity) of Parent, SHP Investors Sub, Inc., a Maryland corporation ("Buyer") and Seller General Partner have approved the acquisition of the Seller and its assets (including without limitation the Seller's interest in the Seller Partnership) by Parent on the terms and subject to the conditions set forth in the Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), by and among Parent, Buyer and Seller;

         WHEREAS, it is proposed that, immediately prior to the merger of the Buyer and Seller as contemplated by the Merger Agreement (the "Merger"), Buyer Operating LLC will merge with and into the Seller Partnership (the "Partnership Merger") on the terms and subject to the conditions of this Agreement;

         WHEREAS, the Board of Directors of Seller General Partner, in light of and subject to the terms and conditions set forth herein, (i) approved this Agreement and (ii) resolved to recommend that the holders of Seller Common OP Units adopt this Agreement and approve the Partnership Merger;

         WHEREAS, Parent, Buyer Operating LLC, Sub, Seller General Partner and the Seller Partnership desire to make certain representations, warranties, covenants and agreements in connection with the Partnership Merger and also to prescribe various conditions thereto; and

         WHEREAS, capitalized terms used herein and not otherwise defined have the respective meanings given them in the Merger Agreement.

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 The Partnership Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) and in accordance with the Revised Uniform Limited Partnership Act of the State of Delaware (the "DRULPA") and the Limited Liability Company Act of the State of Delaware (the "DLLCA"), Buyer Operating LLC shall be merged with and into the Seller Partnership, with the Seller Partnership as the surviving partnership in the Partnership Merger (the "Surviving Operating Partnership"). At the Effective Time, the separate existence of Buyer Operating LLC shall cease and the other effects of the Partnership Merger shall be as set forth in Section 17-211 of the DRULPA and Section 18-209 of the DLLCA.

         Section 1.2 Closing; Effective Time. Provided that the conditions set forth in Article 5 have been satisfied (or waived by the appropriate party), the closing of the Partnership Merger (the "Closing") shall take place at the place of the closing of the Merger set forth in Section 1.2(a) of the Merger Agreement, on the Closing Date immediately prior to the closing of the Merger, or at such other place, at such other time or on such other date as the parties hereto may mutually agree. At the Closing, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DRULPA and the DLLCA. The Partnership Merger shall become effective as of the date and time of such filing, or such other time within 24 hours after such filing as the parties hereto shall agree to be set forth in the Certificate of Merger (the "Effective Time"), which, in either case, shall be immediately prior to the effective time of the Merger.

            Section 1.3 Certificate and Agreement of Limited Partnership; Officers. At the Effective Time, and without any further action on the part of Buyer Operating LLC or the Seller Partnership, the agreement of limited partnership as amended by the Partnership Agreement Amendments and the certificate of limited partnership of the Seller Partnership, as in effect immediately prior to the Effective Time, shall become, from and after the Effective Time, the agreement of limited partnership and the certificate of limited partnership of the Surviving Operating Partnership, until thereafter amended as provided therein and under applicable law.

         Section 1.4 Conversion of Seller Common OP Units. The Seller Common OP Units issued and outstanding immediately prior to the Effective Time (including the Seller Common OP Units owned by Seller General Partner) shall, at the Effective Time, be converted into the following (the consideration set forth in clauses (a) through (c) below being collectively referred to as the "OP Merger Consideration"):

                  (a) for each Seller Common OP Unit with respect to which an election to receive a Class A Unit (as defined below) has been effectively made pursuant to Section 1.9 and not revoked or lost ("Class A Electing Units"), the right to receive one fully paid and nonassessable "Class A Preferred Unit" (each, a "Class A Unit") as provided in the Amended and Restated Limited Liability Company Agreement of Parent attached hereto as Exhibit A (as amended, supplemented or otherwise modified in accordance with the terms thereof and hereof, the "LLC Agreement");

                  (b) for each Seller Common OP Unit with respect to which an election to receive a Class B Unit (as defined below) has been effectively made pursuant to Section 1.9 and not revoked or lost ("Class B Electing Units"), the right to receive one fully paid and nonassessable "Class B Common Unit" (each, a "Class B Unit") as provided in the LLC Agreement; and

                  (c) for each Seller Common OP Unit, other than Class A Electing Units and Class B Electing Units, the right to receive in cash, without interest, an amount equal to the Common Merger Consideration (the "Cash Election Price").

         Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Seller Common OP Units or the Class A Units (if any) or Class B Units (if any) shall have been changed into a different number of units or a different class by reason of any distribution, dividend, subdivision, reclassification, recapitalization, split, combination or exchange of Seller Common OP Units, Class A Units (if any) or Class B Units (if any), the Merger Consideration shall be correspondingly adjusted to reflect such distribution, dividend, subdivision, reclassification, recapitalization, split, combination or exchange. The Seller shall elect to receive the Cash Election Price as OP Merger Consideration in exchange for its OP Units.

         Section 1.5 Conversion of Units Owned by Seller General Partner. The units of Seller Partnership that are deemed to be owned by Seller General Partner in its capacity as the general partner of the Seller Partnership shall immediately prior to the Effective Time (collectively, the "Seller GP Interest"), at the Effective Time, by virtue of the Partnership Merger and without any action on the part of Seller General Partner, also be converted into the right to receive the Cash Election Price.

         Section 1.6 Seller-Owned Interests. (a) Each Seller Common OP Unit that is owned by Parent immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Partnership Merger and without any action on the part of Parent or the Seller, automatically be canceled and retired and cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) Each 7.9% Class A Cumulative Preferred Partnership Unit of Seller Partnership (the "Seller Preferred Units") shall be redeemed prior to the Partnership Merger in exchange for certain assets of the Seller Partnership as described in Exhibit A to the Merger Agreement, and any such Seller Preferred Units owned by Seller (if any) immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Partnership Merger and without any action on the part of Seller, shall be converted into the right to receive the "Liquidation Preference" (as such term is defined in the Articles Supplementary of the Seller Preferred Units).

         Section 1.7 Conversion of Interests in Buyer Operating LLC. The aggregate interests in Buyer Operating LLC owned by Parent immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Partnership Merger and without any action on the part of Surviving Operating Partnership or Buyer Operating LLC, be converted into a 99% limited partnership interest in the Surviving Operating Partnership. The aggregate interest in Buyer

Operating LLC owned by Sub immediately prior to the Effective time shall, at the Effective Time, by virtue of the Partnership Merger and without any action on the part of Buyer be converted into a 1% general partnership interest in the Surviving Operating Partnership.

         Section 1.8 Cancellation and Retirement of Seller Common OP Units. Each Seller Common OP Unit converted into the right to receive the Merger Consideration pursuant to Section 1.4 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Seller Common OP Unit shall cease to have any rights with respect thereto, except for the right to receive the Merger Consideration, if any, applicable thereto.

         Section 1.9 Interest Elections. (a) Subject to Section 1.9(e), each holder of a Seller Common OP Unit shall be entitled, with respect to all, but not less than all, of such holder's Seller Common OP Units, to make an unconditional election, on or prior to the Election Date (as defined in Section 1.9(b)), to receive (i) Class A Units or Class B Units (a "Non-Cash Election") or (ii) the Cash Election Price (a "Cash Election"), on the basis hereinafter set forth, provided that any holder making a Non-Cash Election must be an "accredited investor" as defined in Rule 501 promulgated under the Securities Act and must not be an "interested stockholder" of Seller or an "affiliate" of an "interested stockholder" of Seller, in each case as defined in subtitle 6 of Title 3 of the Maryland General Corporation Law ("MGCL").

                  (b) Buyer Operating LLC shall prepare, and the Seller Partnership shall mail pursuant to Section 4.3(a), a form of election, which form shall be subject to the reasonable approval of Seller General Partner (the "Form of Election"). The Form of Election shall be used by each holder of a Seller Common OP Unit to designate such holder's election to exchange all, but not less than all, of the Seller Common OP Units held by such holder into either Class A Units, Class B Units or the Cash Election Price. Any such holder's election to receive Class A Units, Class B Units or the Cash Election Price shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., New York City time on the date that is five business days before the scheduled date of the Seller Stockholders Meeting (the "Election Date"), a Form of Election specifying whether such holder elects to receive Class A Units, Class B Units or the Cash Election Price and otherwise properly completed and signed. The Form of Election shall state therein the date that constitutes the Election Date.

                  (c) A Form of Election may be revoked by any holder of a Seller Common OP Unit only by written notice received by Parent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Partnership Merger has been abandoned.

                  (d) The reasonable determination of Parent shall be binding as to whether or not elections to receive Class A Units, Class B Units or the Cash Election Price have been properly made or revoked pursuant to this Section 1.9 and when elections and revocations were received by it. If Parent determines that any election to receive Class A Units, Class B Units or the Cash Election Price was not properly made (including, without limitation, because a Form of Election was not properly delivered by the time specified in Section 1.9(b)), the Seller Common OP Units with respect to which such election was not properly made shall be treated by Parent as Seller Common OP Units for which a Cash Election was made, and such Seller Common OP

Units shall be converted in accordance with Section 1.4(c). Parent may, with the agreement of Seller General Partner, make such rules as are consistent with this
Section 1.9 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

                  (e) Parent reserves the right to require any holder of Seller Common OP Units, as a condition to making a Non-Cash Election with respect to such holder's Seller Common OP Units, to (i) represent to Parent that such holder (x) is an "Accredited Investor" (as such term is defined under Rule 501 promulgated under the Securities Act) and (y) is not an "interested stockholder" of Seller or an "affiliate" of an "interested stockholder" of Seller, in each case as defined in Subtitle 6 of Title 3 of the MGCL and (ii) agree to abide by the terms of the LLC Agreement and to become a party thereto.

         Section 1.10 Payment for Seller Common OP Units. (a) Promptly after the Effective Time, Surviving Operating Partnership shall pay the Merger Consideration to which holders of Seller Common OP Units shall be entitled at the Effective Time pursuant to Section 1.4(c). Holders of Seller OP Units being paid the Cash Election Price shall be paid in accordance with the procedures and provisions set forth in Section 1.9 of the Merger Agreement. Surviving Operating Partnership shall be entitled to deduct and withhold, from the consideration otherwise payable pursuant to Section 1.4(c) to any former holder of Seller Common OP Units, such amounts as Surviving Operating Partnership is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Operating Partnership, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Seller Common OP Units in respect of which such deduction and withholding was made by Surviving Operating Partnership.

                  (b) Each outstanding agreement for the issuance of warrants with respect to Seller Common OP Units and the Seller Common OP Units which would be issuable upon the exercise of such warrants (such OP Units, "OP Unit Warrants") shall be subject to the terms of this Agreement. Seller shall use its reasonable best efforts to cause each such OP Unit Warrant to be converted into the right to receive from the Surviving Operating Partnership an amount of cash equal to the excess, if any, of the Merger Consideration over the exercise price for such OP Unit Warrant (the "Warrant Consideration"). Prior to the Effective Time, Sellers shall take all steps necessary to give written notice to each holder of a warrant with respect to Seller Common OP Units that each OP Unit Warrant shall expire effective as of the Effective Time and be converted into the right to receive the Warrant Consideration for such Seller Common OP Unit. Any amounts payable pursuant to this Section 1.10(b) shall be subject to any required withholding of taxes and shall be paid without interest.

                  (c) The Merger Consideration delivered in accordance with the terms of Article 1 shall be deemed to have been issued (or paid, as applicable) in full satisfaction of all rights pertaining to the Seller Common OP Units or OP Unit Warrants.

                  (d) No interest shall be paid with respect to the Partnership Merger or payment of the OP Merger Consideration or Warrant Consideration thereunder.

         Section 1.11 Further Assurances. If, at any time after the Effective Time, the Surviving Operating Partnership shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Operating Partnership the right, title or interest in, to or under any of the rights, properties or assets of the Seller Partnership acquired or to be acquired by the Surviving Operating Partnership as a result of, or in connection with, the Redemption, the Partnership Merger or otherwise to carry out this Agreement, the Surviving Operating Partnership shall be authorized to execute and deliver, in the name and on behalf of each of Buyer Operating LLC and the Seller Partnership or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Buyer Operating LLC and the Seller Partnership or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Operating Partnership or otherwise to carry out this Agreement.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES
              OF SELLER GENERAL PARTNER AND THE SELLER PARTNERSHIP

         Each of Seller General Partner and the Seller Partnership represents and warrants to Buyer Operating LLC, Sub and Parent as follows:

         Section 2.1 Organization, Standing and Power. Seller Partnership is duly organized and validly existing under the Laws of Delaware. Seller Partnership has the requisite limited partnership power and authority to carry on its business as now being conducted. Seller Partnership is duly qualified or licensed to do business as a foreign corporation or limited partnership and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. Seller Partnership has delivered to Surviving Operating Partnership complete and correct copies of its organizational documents, in each case, as amended to the date of this Agreement. Attached hereto as Exhibit B is a complete and correct copy of Seller Partnership's Second Amended and Restated Agreement of Limited Partnership ("the Partnership Agreement"). The Partnership Agreement has not been amended subsequent to the date hereof, except for such amendments as are permitted and referred to in Section 4.3(a) of this Agreement.

         Section 2.2 Authority; Noncontravention; Consents. (a) Each of Seller General Partner and Seller Partnership has the requisite corporate or limited partnership power and authority to enter into this Agreement and, subject to the Seller Partner Approval, to consummate the transactions contemplated by this Agreement to which it is a party. The execution and delivery of this Agreement by Seller General Partner and Seller Partnership and the consummation by Seller General Partner and Seller Partnership of the transactions contemplated by this Agreement to which Seller General Partner and/or Seller Partnership is a party have been duly authorized by all necessary corporate or limited partnership action on the part of Seller General Partner and Seller Partnership, except for the Seller Partner Approval. This Agreement has been duly executed and delivered by Seller General Partner and Seller Partnership and constitutes a valid and binding obligation of each of Seller General Partner and Seller Partnership, enforceable against each of Seller General Partner and Seller Partnership in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity.

                  (b) Except as disclosed in the Seller Disclosure Letter, the execution and delivery of this Agreement by each of Seller General Partner and Seller Partnership does not, and the consummation by Seller Partnership of the transactions contemplated by this Agreement to which it is a party and compliance by it with the provisions of this Agreement will not, require any consent, approval or notice under, or conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Seller General Partner, Seller Partnership or any Seller Subsidiary, under, (i) the certificate or articles of incorporation or the by-laws or organizational documents or partnership or similar agreement (as the case may be) of Seller General Partner, Seller Partnership or any Seller Subsidiary, each as amended or supplemented to the date hereof, (ii) any loan or credit agreement, note, bond, mortgage or indenture to which Seller General Partner, Seller Partnership or any Seller Subsidiary is a party; (iii) any reciprocal easement agreement, lease, joint venture agreement, development agreement, benefit plan or other agreement, instrument, permit, concession, franchise or license applicable to Seller General Partner, Seller Partnership or any Seller Subsidiary or their respective properties or assets; or (iv) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Seller General Partner, Seller Partnership or any Seller Subsidiary, or their respective properties or assets, other than in the case of clauses (iii) or (iv), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Seller Material Adverse Effect or (y) prevent or delay beyond the Outside Date the consummation of the transactions contemplated by this Agreement, provided that no representation or warranty is made in this sentence as to any agreement with Lessee, Manager or any of their Affiliates. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Seller General Partner, Seller Partnership or any Seller Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the filing of a Form D with the SEC and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Section 2.4 of the Merger Agreement or
Section 2.4 of the Seller Disclosure Letter, (B) as required by the "blue sky" laws of various states, to the extent applicable or (C) those which, if not obtained or made, would not prevent or delay beyond the Outside Date the consummation of any of the transactions contemplated by this Agreement or otherwise prevent or delay beyond the Outside Date Seller Partnership from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Seller Material Adverse Effect.

         Section 2.3 Information Supplied. None of the information supplied by Seller General Partner or the Seller Partnership for inclusion or incorporation by reference in the Information Statement (as defined in Section 4.3), any Additional Filings (as defined Section 4.3) or Solicitation Documents (as defined in Section 4.3), the Consent Solicitation Statement (as defined Section 4.3) or the Solicitation Documents shall, at the time of mailing thereof and at the Closing Date, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                    OF PARENT AND BUYER OPERATING PARTNERSHIP

         Each of Parent, Sub and Buyer Operating LLC represents and warrants to Seller General Partner and the Seller Partnership as follows:

         Section 3.1 Organization, Standing and Power. (a) Buyer Operating LLC is a limited liability company and Sub is a corporation, in each case duly organized and validly existing under the Laws of Delaware and each has the requisite power and authority to carry on its business as now being conducted. Each of Buyer Operating LLC and Sub is duly qualified or licensed to do business as a foreign limited liability company, in the case of Buyer Operating LLC, or a foreign corporation, in the case of Sub, and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Parent Material Adverse Effect. Each of Buyer Operating LLC and Sub has delivered to Seller complete and correct copies of its organizational documents as amended or supplemented to the date of this Agreement. Attached hereto as Exhibit A is a true and complete copy of the LLC Agreement. The LLC Agreement has not been amended subsequent to the date hereof except for such amendments which could be made without the approval of the holders of the Seller Common OP Units who make a Non-Cash Election had such amendment been made immediately after the Effective Time.

                  (b) Buyer Operating LLC is newly formed and, except for activities incident to the acquisition of Seller Partnership, Buyer Operating LLC has not (i) engaged in any business activities of any type or kind whatsoever or (ii) acquired any property of any type or kind whatsoever.

         Section 3.2 Authority; Noncontravention; Consents. (a) Each of Parent, Sub and Buyer Operating LLC has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which it is a party. The execution and delivery of this Agreement by Parent, Sub and Buyer Operating LLC and the consummation by Parent, Sub and Buyer Operating LLC of the transactions contemplated by this Agreement to which Parent, Sub and/or Buyer Operating LLC is a party have been duly authorized by all necessary action on the part of Parent, Sub and Buyer Operating LLC (including, without limitation, the issuance of the Class A Units and the Class B Units in the Partnership Merger). This Agreement has been duly executed and delivered by Parent, Sub and Buyer Operating LLC, enforceable against each of them in accordance with and subject to their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights and general principles of equity.

                  (b) Except as disclosed in the Buyer Disclosure Letter, the execution and delivery of this Agreement by each of Parent, Sub and Buyer Operating LLC does not, and the consummation of the transactions contemplated by this Agreement by Buyer Operating LLC to which it is a party and compliance by it with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub, Buyer Operating LLC or any of its other Subsidiaries under, (i) the organizational or governing documents of Parent, Sub or Buyer Operating LLC or the comparable certificate of incorporation or organizational documents or partnership or similar agreement (as the case may be) of any other Subsidiary of Parent, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Surviving Operating Partnership or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not reasonably be expected to (x) have a Parent Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub, Buyer Operating LLC or any of its other Subsidiaries in connection with the execution and delivery of this Agreement by Parent, Sub or Buyer Operating LLC or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) the filing of a Form D with the SEC and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are Required Consents (as defined in the Merger Agreement) or are set forth in Section 3.3 of the Merger Agreement, (B) as required by the "blue sky" laws of various states, to the extent applicable or (C) those which, if not obtained or made, would not prevent or delay beyond the Outside Date the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Parent, Sub or Buyer Operating LLC from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 3.3 Information Supplied. None of the information supplied by Parent, Sub or Buyer Operating LLC for inclusion or incorporation by reference in the Information Statement, any Additional Filings, the Consent Solicitation Statement or other Solicitation Documents shall, at the time of mailing thereof and at the Closing Date, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4

                                    COVENANTS

         Section 4.1 Reasonable Best Efforts; Additional Actions. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by, and in connection with, this Agreement. In connection with and without limiting the foregoing, Seller General Partner shall take all necessary action to obtain the requisite consent of the holders of Seller Common OP Units with respect to the Seller Partner Approval, including the delivery contemporaneously with the execution of this Agreement of an executed voting agreement and consents in the form attached as Exhibit E to the Merger Agreement with respect to the adoption of this Agreement, approval of the Partnership Merger and approval of the Partnership Agreement Amendments.

         Section 4.2 Notification of Certain Matters. Each of Seller General Partner and the Seller Partnership shall give notice to Parent, Sub and Buyer Operating LLC, and each of Parent, Sub and Buyer Operating LLC shall give notice to Seller General Partner and the Seller Partnership, promptly upon becoming aware of (a) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or would reasonably be expected to cause any representation or warranty that is qualified as to materiality in this Agreement to be untrue or inaccurate or any representation or warranty that is not so qualified to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing Date and (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 4.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 4.3 Information Statement; Securities Filings. (a) To the extent the Seller Partnership has received the Seller Partner Approval in the form of valid written consents executed by partners of the Seller Partnership promptly after the date hereof, Seller Partnership and Parent shall jointly promptly prepare an Information Statement of Seller Partnership and Parent for use in connection with the offering of units of limited liability company interest in Parent (the "Information Statement). The Information Statement shall comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder. The parties shall cooperate and promptly prepare and the appropriate party shall file with the SEC as soon as practicable any other filings required under the Exchange Act ("Additional Filings") with respect to the transactions contemplated hereby. Parent shall take all actions required to be taken under any applicable federal and state securities laws in connection with the issuance of the Class A Units and the Class B Units in the Partnership Merger pursuant to this Agreement, including but not limited to the filing with the SEC of a "Notice of Sale of Securities Pursuant to Regulation D" on Form D.

                  (b) To the extent the Seller Partnership has not received the Seller Partner Approval in the form of valid written consents executed by partners of the Seller Partnership promptly after the date hereof, Seller Partnership and Parent shall jointly and promptly prepare a Consent Solicitation Statement soliciting the written consent of the holders of Seller OP Units to the adoption of this Agreement and the approval of the Partnership Merger (the "Consent

Solicitation Statement"), which Consent Solicitation Statement shall contain a description of the terms of the Class A Preferred Units and the Class B Units and the recommendation of Seller General Partner's Board of Directors that the holders of Seller OP Units consent to the adoption of this Agreement and the approval of the Partnership Merger. The Consent Solicitation Statement shall comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder. As soon as practicable following the mailing of the Proxy Statement in connection with the Merger, Seller Partnership shall mail the Consent Solicitation Statement, together with a form of written consent, a Form of Election and any other documents relating thereto (collectively, the "Solicitation Documents"), to the holders of Seller OP Units. Seller Partnership and Parent shall consult and cooperate with each other in the preparation of the Solicitation Documents. All mailings to the holders of Seller OP Units in connection with the Partnership Merger, including the Solicitation Documents, shall be subject to the prior review, comment and approval of Parent (such approval not to be unreasonably withheld or delayed).

                  (c) Parent on the one hand, and Seller Partnership, on the other hand, shall each advise the other promptly if, prior to the Closing Date, it obtains knowledge of any facts that would make it necessary to amend the Information Statement, Consent Solicitation Statement or any of the Additional Filings or Solicitation Documents in order to render the statements therein not false or misleading or to comply with applicable law. Seller Partnership and Parent shall promptly amend or supplement any information in such documents if and to the extent that such information has become false or misleading, and Seller Partnership shall take all steps necessary to disseminate the amended documents or supplements to the holders of Seller Common OP Units, in each case, as and to the extent required by applicable law.

                                    ARTICLE 5

              CONDITIONS TO CONSUMMATION OF THE PARTNERSHIP MERGER

         Section 5.1 Conditions to Each Party's Obligations to Effect the Partnership Merger. The respective obligations of each party hereto to effect the Partnership Merger is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the parties hereto with respect to such party's conditions, to the extent permitted by applicable law:

                  (a) Conditions to the Merger. All of the conditions to the closing of the Merger shall have been satisfied or waived in accordance with the terms of the Merger Agreement (other than those set forth in Section 6.2(h) of the Merger Agreement).

                  (b) Unitholders' Consent. The Seller Partner Approval shall have been obtained;

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Partnership Merger or any of the other transactions contemplated hereby shall be in effect; and

                  (d) HSR Act. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         Section 5.2 Conditions to Seller General Partner's and the Seller Partnership's Obligations to Effect the Partnership Merger. The obligation of Seller General Partner and the Seller Partnership to effect the Partnership Merger is also subject to the satisfaction (or waiver by Seller General Partner and the Seller Partnership) on or prior to the Closing Date of each of the following additional conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of each of Parent, Sub and Buyer Operating LLC set forth in this Agreement (i) that are qualified as to Parent Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, in each case as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct (if qualified as to Parent Material Adverse Effect) or true and correct in all material respects (if not so qualified) only as of such specific date.

                  (b) Compliance with Covenants. Each of Parent, Sub and Buyer Operating LLC shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Closing Date.

                  (c) Officer's Certificate. Seller General Partner and the Seller Partnership shall have received a certificate of Parent, dated as of the Closing Date, signed by an executive officer of Parent to evidence satisfaction of the conditions set forth in Sections 5.2(a) and (b).

         Section 5.3 Conditions to Parent's, Sub's and Buyer Operating LLC's Obligations to Effect the Partnership. The obligation of Parent, Sub and Buyer Operating LLC to effect the Partnership Merger is also subject to the satisfaction (or waiver by Parent, Sub and Buyer Operating LLC) at or prior to the Closing Date of each of the following additional conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of each of Seller General Partner and the Seller Partnership set forth in this Agreement (i) that are qualified as to Seller Material Adverse Effect shall be true and correct and (ii) that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, in each case as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, in which case such representation or warranty shall be true and correct (if qualified as to Seller Material Adverse Effect) or true and correct in all material respects (if not so qualified) only as of such specific date.

                  (b) Compliance with Covenants. Each of Seller General Partner and the Seller Partnership shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Closing Date.

                  (c) Officer's Certificate. Parent, Sub and Buyer Operating LLC shall have received a certificate of Seller General Partner, dated as of the Closing Date, signed by an executive officer of Seller General Partner to evidence satisfaction of the conditions set forth in Sections 5.3(a) and (b).

                  (d) Seller Partnership Redemption. Seller Partnership shall have redeemed from Seller certain outstanding Seller OP Units in exchange for certain assets held by the Seller Partnership in accordance with the terms set forth on Exhibit A to the Merger Agreement.

                                    ARTICLE 6

                                   TERMINATION

         Section 6.1 Termination. This Agreement shall terminate, without any further action on the part of the parties hereto, upon the termination of the Merger Agreement in accordance with its terms. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by the mutual written consent of the parties hereto.


         Section 6.2 Procedure for and Effect of Termination. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement.

                                    ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by each of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by the holders of Seller Common OP Units, no such amendment shall be made which requires the approval of such holders.

         Section 7.2 Waiver of Compliance; Consents. Any failure of Parent, Sub or Buyer Operating LLC, on the one hand, or Seller General Partner or the Seller Partnership, on the other hand, to comply with any obligation, covenant, agreement or condition herein may, subject to Section 7.1, be waived by Parent, Sub and Buyer Operating LLC or Seller General Partner and the Seller Partnership, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.2 and in
Section 7.1.

         Section 7.3 Survival. The respective representations and warranties of Parent, Sub and Buyer Operating LLC and Seller General Partner and the Seller Partnership contained herein shall not survive the Closing hereunder.

         Section 7.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                  (a)      if to Parent, Sub or Buyer Operating LLC, to:

                                    SHP Acquisition, L.L.C. or SHP OP, L.L.C.
                                    c/o Sunstone Hotel Properties, Inc.
                                    903 Calle Amanecer
                                    San Clemente, CA  92673
                                    Attention:  Robert A. Alter
                                    Fax:  (949) 369-4210

                                    and to:

                                    SHP Acquisition, L.L.C. or SHP OP, L.L.C.
                                    c/o Westbrook Real Estate Partners
                                    599 Lexington Avenue
                                    Suite 3800
                                    New York, New York 10022
                                    Attention:  Jonathan Paul
                                    Fax:  (212) 849-8801

                           with a copy to:

                                    Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, NY  10017-3954
                                    Attention:       Richard Capelouto, Esq.
                                                     Brian M. Stadler, Esq.
                                    Fax:  (212) 455-2502

                           and

                                    Battle Fowler LLP

                                    75 East 55th Street
                                    New York, NY  10022
                                    Attention:       Martin L. Edelman, Esq.
                                                     Steve Lichtenfeld, Esq.
                                    Fax:  (212) 856-7808

                  (b) if to Seller General Partner or Seller Partnership, to:

                                    Sunstone Hotel Investors, Inc.
                                    903 Calle Amanecer
                                    San Clemente, CA  92673
                                    Attention:  Chief Operating Officer
                                    Fax:  (949) 369-4230

                           with a copy to:

                                    Altheimer & Gray
                                    Ten South Wacker Drive
                                    Suite 4000
                                    Chicago, IL  60603
                                    Attention:  Phillip Gordon, Esq.
                                    Fax:  (312) 715-4800

         All notices shall be deemed given only when actually received.

         Section 7.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         Section 7.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         Section 7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.8 Enforcement. The parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by any party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent or redress breaches of this Agreement by any other party and to enforce specifically the terms and provisions of this Agreement in any federal court located in Delaware or in Chancery Court in Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing, the parties agree that no party shall be entitled to a judgment specifically enforcing the obligations of any other party to consummate the Partnership Merger. The parties agree that the provisions of Section 7.2 of the Merger Agreement constitute the exclusive remedy of any party for the loss suffered by such party as a result of the failure of the Partnership Merger to be consummated, and no party shall have any liability to any other party as a result of the failure of the Partnership Merger to be consummated, any breach of this Agreement or otherwise except as provided in Section 7.2 of the Merger Agreement. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Delaware or Chancery Court located in Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         Section 7.9 Interpretation. The article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 7.10 Entire Agreement. The Merger Agreement (including the schedules, exhibits, documents or instruments referred to herein), this Agreement, the Seller Disclosure Letter and the Parent Disclosure Letter together embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

         Section 7.11 No Third Party Beneficiaries. This Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto.

         Section 7.12 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         Section 7.13 Tax Election. The parties hereby agree that an election pursuant to Section 754 of the Internal Revenue Code shall be made for the Seller Partnership and each partnership which is a subsidiary of the Seller Partnership (or shall be in effect) with respect to any transfers of interests in the Seller Partnership pursuant to the Merger and the Partnership Merger.

         IN WITNESS WHEREOF, Parent, Sub, Buyer Operating LLC, Seller General Partner and the Seller Partnership have caused this Agreement and Plan of Merger to be signed by a person duly authorized to do so as of the date first above written.

                                         SHP ACQUISITION L.L.C.


                                         By: /s/ Paul Kazilionis
                                            -----------------------------
                                         Name:  /s/ Paul Kazilionis
                                         Title: Manager


                                         SHP OP, L.L.C.


                                         By: /s/ Jonathan H. Paul
                                            ------------------------------
                                         Name:  Jonathan H. Paul
                                         Title: Authorized Person


                                         SHP PROPERTIES CORP.


                                         By: /s/ Jonathan H. Paul
                                            -------------------------------
                                         Name:  Jonathan H. Paul
                                         Title: Authorized Person


                                         SUNSTONE HOTEL INVESTORS, INC.

                                         By: /s/ R. Terrence Crowley
                                            --------------------------------
                                         Name:  R. Terrence Crowley
                                         Title: Chief Operating Officer


                                         SUNSTONE HOTEL INVESTORS, L.P.

                                         By:      SUNSTONE HOTEL INVESTORS, INC.


                                         By: /s/ R. Terrence Crowley
                                            ----------------------------------
                                         Name:  R. Terrence Crowley
                                         Title: Auhorized Person

                                                                       Exhibit A

                  LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 SHP OP, L.L.C.


            This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of SHP OP, L.L.C. is made as of June 12, 1999 by SHP Acquisition, L.L.C., a Delaware limited liability company ("SHP Acquisition") and SHP Properties Corp., a Delaware corporation ("SHP Properties" and, collectively with SHP Acquisition, the "Original Members").

            The Original Member hereby duly adopts this Agreement pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C.
Section 18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

            1. Name; Certificate of Formation. The name of the limited liability company is SHP OP, LLC. (the "Company"). The Certificate of Formation of the Company dated June 29, 1999 was filed in the office of the Secretary of State of the State of Delaware on June 29, 1999.

            2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

            3. Member Percentages. The percentage interest of each of the Original Members as of the date of this Agreement is set forth on Schedule A hereto. If one or more new members are admitted in accordance with the terms hereof, or if there are any other changes this Agreement will be amended and the percentage interest of each Member (the "Membership Percentage") set forth on a schedule hereto.

            4. Designated Agent for Service of Process. The Company shall maintain a registered office and a designated and duly qualified agent for the service of process on the Company in the State of Delaware.

            5. Managers. The Original Members hereby appoint the following named persons to be managers of the Company (the "Managers") and to serve with the title indicated:

            NAME                    TITLE
            ----                    -----
            Robert A. Alter         Manager

            Paul Kazilionis         Manager

            Mark Mance              Manager

            Jonathan H. Paul        Manager

            6. Powers. The business and affairs of the Company shall be managed by the Original Members and such other persons as may become members of the Company from time to time in accordance with the provisions of this Agreement (together with the Original Members, the "Members"). The Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. Each of the Managers is hereby each designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

            7. Management. The Managers shall have the sole and exclusive power and authority to act for and bind the Company. The Original Members shall have the exclusive right to manage the business and affairs of the Company and may delegate such management rights, powers, duties and responsibilities to one or more Managers or such other person or persons designated by them as they may determine, provided that such delegation by the Original Members shall not cause either of the Original Members to cease being a Member. Pursuant to its discretion to do so under this Section 7, the Original Members hereby delegate to the Managers the nonexclusive power and authority to act as an agent of the Company and, in such capacity, to bind the Company in the ordinary course of the Company's business and to execute any and all documents to be signed by the Company. Notwithstanding the foregoing delegation of power, no Manager shall have the authority to make any distributions or sell any assets of the Company without the consent of each of the Original Members.

            8. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Original Members, (b) December 31, 2049, (c) the retirement, resignation, expulsion, insolvency, bankruptcy or dissolution of any Member or the occurrence of any other event which terminates the continued membership of any of the Original Members in the Company unless the business of the Company is continued by consent of each of the Original Members within 90 days following the occurrence of any such event, or (d) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

            9. Capital Contributions. The Members shall make capital contributions to the Company from time to time, in cash, securities or other property, in amounts and at times as determined by the Original Members, and in proportion to their respective Membership Percentages.

            10. Allocation of Profits and Losses. The Company's profits and losses shall be allocated among the Members in proportion to their respective Membership Percentages.

            11. Distributions. Distributions shall be made to the Members at the times and in the amounts determined by the Original Members. Such distributions shall be allocated among the Members in proportion to their respective Membership Percentages.

            12. Assignments; New Members. No Member may assign in whole or in part its limited liability company interest without the consent of each other Member, which consent may be granted or withheld in such Member's sole and absolute discretion. The Members may admit one or more new Members at any time upon such terms and conditions as they shall unanimously agree.

            13. Resignation. No Member may resign from the Company without the consent of each of the Original Members; provided, however, that each of the Original Members may resign from the Company, thereby causing its dissolution, without the consent of any other Member.

            14. Liability of Member; Indemnification. The Members shall not have any liability to the Company, any other Members or any third party for the obligations or liabilities of the Company except to the extent required by the Act. The Company shall, to the full extent permitted by applicable law, indemnify and hold harmless each Member and each Manager against liabilities incurred by it in connection with any action, suit or proceeding to which it may be made a party or otherwise involved or with which such Member or such Manager shall be threatened by reason of its being a Member or Manager or while acting as a Member or Manager on behalf of the Company or in its interest.

            15. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

            16. Proposed Transactions. (a) The Original Members hereby deem it advisable and in the best interest of the Company that the Company enter into the Merger Agreement, dated as of July 12, 1999, among the Company, SHP Acquisition, SHP Properties and Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Merger Agreement"), a form of which has been presented to the Members, and the transactions contemplated thereby, be, and each of them hereby is, in all respects authorized and approved; and the Managers are, and each of them hereby is, authorized to execute and deliver on behalf of the Company the Merger Agreement with such changes therein and additions or amendments thereto, and any and all ancillary documents (collectively with the Merger Agreement, the "Transaction Agreements"), in such form as the Manager or Manager executing any of the Transaction Agreements shall approve, such Manager's execution thereof to be conclusive evidence of such approval.

       (b) All actions heretofore taken by any Member, any Manager or an authorized person within the meaning of the Act in connection with any matter referred to herein are hereby approved, ratified and confirmed in all respects.

       (c) The Managers are, and each of them hereby is, authorized, and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments, certificates and other papers and instruments, in the name and on behalf of the Company or otherwise as each such Manager may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the Transaction Agreements and any of the transactions contemplated thereby.

      17. Amendment. This Agreement may only be amended by a writing duly signed by each of the Original Members, except that any such amendment which directly and materially affects any Member shall require the consent of each such Member so affected.

      18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

      19. Entire Agreement. This Agreement constitutes the entire agreement among the Members and supersedes all prior agreements and understandings among the Members with respect to the matters contemplated hereby. There are no restrictions, warranties, covenants, agreements, promises or undertakings other than those expressly set forth in this Agreement.

            IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the date first written above.

                              SHP ACQUISITION, L.L.C.


                              By  /s/ Paul Kazilionis
                                 ------------------------------
                                    Name:  Paul Kazilionis
                                          ---------------------
                                    Title: Manager
                                          ---------------------


                              SHP PROPERTIES CORP.


                              By  /s/ Jonathan H. Paul
                                 ----------------------------
                                    Name:  Jonathan H. Paul
                                          --------------------
                                    Title: Authorized Person
                                          --------------------

                                                                      SCHEDULE A


Member                                    Percentage Interest
------                                    -------------------
SHP Acquisition, L.L.C.                            99%

SHP Properties Corp.                                1%

                                                                       EXHIBIT B


                           SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                         SUNSTONE HOTEL INVESTORS, L.P.

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I - DEFINED TERMS..................................................................  1

ARTICLE II - PARTNERSHIP CONTINUATION AND IDENTIFICATION................................... 11
        2.1    Organization................................................................ 11
        2.2    Name........................................................................ 11
        2.3    Registered Office and Agent; Principal Office............................... 12
        2.4    Partners.................................................................... 12
        2.5    Term and Dissolution........................................................ 12
        2.6    Filing of Certificate and Perfection of Limited Partnership................. 13

ARTICLE III - PURPOSE OF THE PARTNERSHIP................................................... 13
        3.1    Business.................................................................... 13
        3.2    Powers...................................................................... 14
        3.3    Partnership Only for Purposes Specified..................................... 14

ARTICLE IV - CAPITAL CONTRIBUTIONS AND ACCOUNTS............................................ 14
        4.1    Capital Contributions....................................................... 14
        4.2    Additional Capital Contributions and Issuances of Additional Partnership
               Interests................................................................... 15
        4.3    Company Loans............................................................... 20
        4.4    Capital Accounts............................................................ 21
        4.5    Percentage Interests........................................................ 21
        4.6    No Interest on Contributions................................................ 21
        4.7    Return of Capital Contributions............................................. 21
        4.8    No Third Party Beneficiary.................................................. 22
        4.9    No Preemptive Rights........................................................ 22

ARTICLE V - PROFITS AND LOSSES: DISTRIBUTIONS.............................................. 22
        5.1    Allocation of Profit and Loss............................................... 22
        5.2    Distribution of Cash........................................................ 25
        5.3    REIT Distribution Requirements.............................................. 25
        5.4    No Right to Distributions in Kind........................................... 25
        5.5    Limitations on Return of Capital Contributions.............................. 25
        5.6    Distributions upon Liquidation.............................................. 25
        5.7    Substantial Economic Effect................................................. 26
        5.8    Amounts Withheld............................................................ 26

ARTICLE VI - RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL
        PARTNERSHIP........................................................................ 27
        6.1    Management of the Partnership............................................... 27
        6.2    Delegation of Authority..................................................... 30
        6.3    Indemnification and Exculpation of Indemnitees.............................. 30

        6.4    Liability of the General Partner............................................ 31
        6.5    Expenditures by Partnership................................................. 32
        6.6    Outside Activities; Redemption Tender Offer of REIT Shares.................. 32
        6.7    Employment or Retention of Affiliates....................................... 32
        6.8    Company Participation....................................................... 33

ARTICLE VII - CHANGES IN GENERAL PARTNER................................................... 33
        7.1    Transfer of the General Partner's Partnership Interest...................... 33
        7.2    Admission of a Substitute or Successor General Partner...................... 34
        7.3    Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General
               Partner..................................................................... 35
        7.4    Purchase of Partnership Units............................................... 36

ARTICLE VIII - RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.............................. 36
        8.1    Management of the Partnership............................................... 36
        8.2    Power of Attorney........................................................... 36
        8.3    Limitation on Liability of Limited Partners................................. 37
        8.4    Ownership by Limited Partner of Corporate General Partner or Affiliate...... 37
        8.5    Redemption Right............................................................ 38
        8.6    Registration................................................................ 41
        8.7    Meetings of the Partners.................................................... 45

ARTICLE IX - TRANSFERS OF LIMITED PARTNERSHIP INTERESTS.................................... 46
        9.1    Purchase for Investment..................................................... 46
        9.2    Restrictions on Transfer of Limited Partnership Interests and Redemption
               Shares...................................................................... 47
        9.3    Admission of Substitute Limited Partner..................................... 49
        9.4    Rights of Assignees of Partnership Interests................................ 50
        9.5    Effect of Bankruptcy, Death, Incompetence or Termination of a Limited
               Partner..................................................................... 50
        9.6    Joint Ownership of Interests................................................ 51
        9.7    Assignment of all Partnership Units......................................... 51
        9.8    Limitation on Transfer of Partnership Units and Other Rights to Avoid
               Adverse Tax Effects......................................................... 51

ARTICLE X - BOOKS AND RECORDS: ACCOUNTING: TAX MATTERS..................................... 52
        10.1   Books and Records........................................................... 52
        10.2   Custody of Partnership Funds: Bank Accounts................................. 52
        10.3   Fiscal and Taxable Year..................................................... 53
        10.4   Annual Tax Information and Report........................................... 53
        10.5   Tax Matters Partner; Tax Elections; Special Basis Adjustments............... 53
        10.6   Reports to Limited Partners................................................. 53
        10.7   Title to Partnership Assets................................................. 54
        10.8   Reliance by Third Parties................................................... 54
        10.9   Withholding................................................................. 55

ARTICLE XI - AMENDMENT OF AGREEMENT........................................................ 56

ARTICLE XII - GENERAL PROVISIONS........................................................... 56
        12.1   Notices..................................................................... 56
        12.2   Survival of Rights.......................................................... 57
        12.3   Additional Documents........................................................ 57
        12.4   Severability................................................................ 57
        12.5   Entire Agreement............................................................ 57
        12.6   Pronouns and Plurals........................................................ 57
        12.7   Headings.................................................................... 57
        12.8   Counterparts................................................................ 57
        12.9   Waiver...................................................................... 57
        12.10  Applicable Law.............................................................. 57
        12.11  Invalidity of Provisions.................................................... 58
        12.12  No Rights as Stockholders................................................... 58
        12.13  Partition................................................................... 58
        12.14  No Third-Party Rights Created Hereby........................................ 58

EXHIBITS

EXHIBIT A - Notice of Exercise of Redemption Right

EXHIBIT B - Certificate(s) of Designation of Preferred Partnership Units

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                        OF SUNSTONE HOTEL INVESTORS, L.P.


               This Second Amended and Restated Agreement of Limited Partnership (this "Agreement") of Sunstone Hotel Investors, L.P. dated as of October 14, 1997, is entered into by and among Sunstone Hotel Investors, Inc., a Maryland corporation, in its individual capacity (the "Company") and in its capacity as the general partner of the Partnership (the "General Partner") and each of the limited partners of the Partnership (the "Limited Partners"), together with any other Persons who become Partners in the Partnership as provided herein.

                                R E C I T A L S:

        A. WHEREAS, the General Partner and certain Limited Partners executed that certain First Amended and Restated Agreement of Limited Partnership dated as of October 16, 1995 (the "First Restated Agreement"), amending and restating that certain Limited Partnership Agreement dated as of September 22, 1994 (the "Original Agreement").

        B. WHEREAS, the First Restated Agreement was amended by fourteen amendments thereto.

        C. WHEREAS, the parties hereto have determined it to be in their mutual best interests to amend and restate the First Restated Agreement to incorporate the fourteen amendments thereto and to make certain other changes to the First Restated Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the First Restated Agreement to read in its entirety as follows:

                                    ARTICLE I

                                  DEFINED TERMS

        The following defined terms used in this Agreement shall have the meanings specified below:

        "ACT" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

        "ADDITIONAL LIMITED PARTNER" means a Person admitted to this Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the Unitholder Ledger.

        "ADMINISTRATIVE EXPENSES" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers and/or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the Company that are attributable to Properties owned by the Company directly, if any.

        "AFFILIATE" means (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

        "AGREED VALUE" means the fair market value of a Partner's non-cash Capital Contribution as of the date of such contribution as agreed to by the Partners making such contribution and the General Partner. For purposes of this Partnership Agreement, the Agreed Value of a Partner's non-cash Capital Contribution shall be equal to the number of Partnership Units received by such Partner in consideration for the conveyance or exchange of a Hotel or an interest in a Hotel, or in connection with the merger of a limited liability company, corporation or a partnership of which such Person is a member, shareholder or partner with and into the Partnership, or for any other non-cash asset so contributed, multiplied by the Public Offering Price or, if the contribution is or was made after the date of the closing of the Initial Offering, the Market Price; provided, that if there is no Market Price, the price agreed to by the Partners making such contribution and the General Partner. For Partners who contributed assets to the Partnership prior to the use of the Unitholder Ledger, the names and addresses of such Partners, number of Partnership Units issued to each Partner and the Agreed Value of non-cash Capital Contributions was as set forth on Exhibit "A" to the First Restated Agreement. After the introduction of the Unitholder Ledger, the names and addresses of the Partners and the number of Partnership Units issued to each Partner in exchange for assets contributed have been recorded in the Unitholder Ledger.

        "AGREEMENT" means this Second Amended and Restated Agreement of Limited Partnership, as it may be further amended, supplemented or restated from time to time.

        "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the General Partner originally filed in the State of Maryland on September 21, 1994, as amended and restated on September 23, 1994, as amended on November 9, 1994, June 19, 1995, August 14, 1995 and May 2, 1997, and as further amended or restated from time to time.

        "ASSIGNEE" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner.

        "BOOK VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (a) The initial Book Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset (not reduced by any associated liabilities), as agreed to by the Partners;

               (b) The Book Value of the Properties of the Partnership shall be adjusted to equal their respective gross fair market values as provided in
Section 4.4 hereof; and

               (c) The Book Value of any Property distributed to a Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the General Partner.

The Book Value of any Property which has been established or adjusted to reflect gross fair market value hereunder shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing net income or net loss.

        "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Orange County, California are authorized or required by law to close.

        "CAPITAL ACCOUNT" has the meaning provided in Section 4.4 hereof.

        "CAPITAL CONTRIBUTION" means the total amount of capital contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner. The paid-in Capital Contribution shall mean the cash amount or the Agreed Value of other assets actually contributed by each Partner to the capital of the Partnership.

        "CASH AMOUNT" means an amount of cash per Partnership Unit equal to the value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter. The value of the REIT Shares Amount shall be the Market Price.

        "CERTIFICATE" means the Certificate of Limited Partnership relating to the Partnership together with any instrument or document that is required under the laws of Delaware or any other jurisdiction in which the Partnership conducts business, to be signed by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section
8.2 hereof) and filed for recording in the appropriate public offices within Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of Delaware or such other jurisdiction.

        "CERTIFICATE OF DESIGNATION" means, for a particular class of Preferred Partnership Units, the description of the rights, preferences and privileges to which the holders of Preferred Partnership Units of such class are entitled. For each class of Preferred Partnership Units that may be issued, a Certificate of Designation shall be attached hereto as Exhibit "B" and shall be incorporated by reference herein.

        "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

        "COMMISSION" means the U.S. Securities and Exchange Commission.

        "COMMON PARTNERSHIP UNITS" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, excluding any Preferred Partnership Units.

        "COMMON UNITHOLDER" means a holder of Common Partnership Units.

        "COMPANY" means Sunstone Hotel Investors, Inc., a Delaware corporation, in its capacity other than as the General Partner or Limited Partner.

        "COMPANY CONTRIBUTION" has the meaning provided in Section 4.2(a)(ii) hereof.

        "CONVERSION FACTOR" means one (1), provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        "DEPRECIATION" means, for each accounting period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes during such accounting period, Depreciation shall be an amount which bears the same ratio to Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such accounting period is zero, Depreciation shall be determined with reference to such asset as if the adjusted basis of the asset for federal income tax purposes were equal to the Book Value and using any reasonable method of cost recovery selected by the General Partner.

        "DIRECTORS' PLAN" means the 1994 Directors' Plan of the Company relating to the issuance of REIT shares and the grant of options to acquire REIT Shares and similar rights to directors of the Company.

        "DIVIDEND REINVESTMENT PLAN" means the Dividend Reinvestment and Stock Purchase Plan of the Company pursuant to which certain eligible persons may purchase REIT Shares directly from the Company, and holders of REIT Shares may elect to have some or all of their dividends on their REIT Shares reinvested to purchase additional REIT Shares from the Company.

        "ELIGIBLE PERSON" has the meaning provided in Section 4.2(f) hereof.

        "EVENT OF BANKRUPTCY" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within ninety (90) days of filing); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days of filing.

        "FINANCIAL STATEMENTS" has the meaning provided in Section 10.6(a) hereof.

        "FUNDING LOAN" has the meaning provided in Section 4.3 hereof.

        "GENERAL PARTNER" means Sunstone Hotel Investors, Inc., a Maryland corporation and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

        "GENERAL PARTNERSHIP INTEREST" means the Partnership Interest held by the General Partner that is a general partnership interest representing a fractional part of the Partnership Interests at any particular time, including the right of such limited partner to any and all benefits to which such limited partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such general partner to comply with provisions of this Agreement and Act. A General Partner Interest may be expressed as a number of Partnership Units.

        "IMMEDIATE FAMILY MEMBER" has the meaning provided in Section 9.2(d)(iii) hereof.

        "INCENTIVE RIGHTS" has the meaning provided in Section 4.2(f)(iii) hereof.

        "INDEMNIFIED PARTY" has the meaning provided in Section 8.6(e) hereof.

        "INDEMNIFYING PARTY" has the meaning provided in Section 8.6(e) hereof.

        "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner or (B) a director or officer of the Partnership or the General Partner, or (C) a party liable, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

        "INDEPENDENT DIRECTOR" has the meaning provided in the Articles of Incorporation.

        "INITIAL HOTELS" means the Hampton Inn-Denver (S.W.), the Hampton Inn-Pueblo, Colorado, the Hampton Inn-Mesa, Arizona, the Hampton Inn, Silverthorne, Colorado, the Hampton Inn, Arcadia, California, the Best Western, Santa Fe, New Mexico, the Holiday Inn-Craig, Colorado, the Holiday Inn-Steamboat Springs, Colorado, the Holiday Inn-Provo, Utah, and the Courtyard by Marriott-Fresno, California, and any other hotel contributed by an Additional Limited Partner prior to the date of this Agreement.

        "INITIAL OFFERING" means the initial offer and sale by the General Partner and the purchase by the Underwriters (as defined in the prospectus for such offering) of the shares of common stock of the General Partner for sale to the public.

        "LIMITED PARTNER" means any Person named as a Limited Partner on the Unitholder Ledger, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

        "LIMITED PARTNERSHIP INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act. A Limited Partner Interest may be expressed as a number of Partnership Units.

        "LIQUIDATOR" has the meaning provided in Section 8.2 hereof.

        "LOSS" has the meaning provided in Section 5.1(f) hereof.

        "MARKET PRICE" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any day shall mean the last reported sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, of the class of REIT Shares or REIT Preferred Shares, or, if not, then listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not then listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market marker making a market in such shares as selected in good faith by the Board of Directors of the Company. "Trading Day" shall mean a day on which the principal national securities exchange on which such REIT Shares or REIT Preferred Shares are listed or admitted to trading is open for the transaction of business or, if such shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "MINIMUM LIMITED PARTNERSHIP INTEREST" means the lesser of (i) 1 % or
(ii) if the total Capital Contributions to the Partnership exceeds $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Limited Partnership Interest shall not be less than 0.2% at any time.

        "NEW SECURITIES" has the meaning provided in Section 4.2(a)(ii) hereof.

        "NOTICE OF REDEMPTION" means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit "A" hereto.

        "OFFER" has the meaning provided in Section 7.1(c) hereof.

        "PARTNER" means any General Partner or any Limited Partner, and "PARTNERS" means collectively the General Partner and all of the Limited Partners.

        "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

        "PARTNERSHIP" means the limited partnership formed under the Act and pursuant to the Original Agreement, as amended and restated pursuant to the First Restated Agreement and this Agreement and any successor partnership thereto.

        "PARTNERSHIP INTEREST" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement or the Act. A Partnership Interest may be expressed as a number of Partnership Units.

        "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704- 2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

        "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of Distributable Cash pursuant to Section
5.2 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

        "PARTNERSHIP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued at any time and from time to time by the Partnership, consisting of either Common Partnership Units or Preferred Partnership Units. The ownership of Partnership Units shall be evidenced by book entry on the Unitholder Ledger maintained by the Transfer Agent that reflects the issuance, redemption, exchange or conversion of Partnership Units. In the absence of manifest error, the Unitholder Ledger shall be final, conclusive and binding on all Limited Partners.

        "PERCENTAGE INTEREST" means the percentage ownership interest in the Partnership that each Partner, as determined by dividing the Partnership Units owned by a Partner as of the date of determination by the total number of Partnership Units then outstanding, as may be adjusted by Section 4.2 hereof. The Percentage Interest of each Partner is set forth opposite its respective name on the Unitholder Ledger.

        "PERSON" means any individual, partnership, limited liability company, corporation, joint venture, trust, association or other entity.

        "PLEDGE" has the meaning provided in Section 9.2(a) hereof.

        "PREFERRED UNIT" means a fractional, undivided share of the Partnership interest of all Partners issued at any time and from time to time by the Partnership, which has the rights, preferences and other privileges designated in the Certificate of Designation related to a particular class of Preferred Partnership Units. With respect to any class of Preferred Partnership Units, the allocation of Preferred Partnership Units among the Partners holding units of such class shall be as set forth on the Unitholder Ledger.

        "PREFERRED UNITHOLDER" means a Partner holding one or more Preferred Partnership Units.

        "PROFIT" has the meaning provided in Section 5.1(f) hereof.

        "PROPERTIES" means the Initial Hotels together with any other hotel property or other investment in which the Partnership holds an ownership or ground lessee interest, including collectively real and personal property.

        "PROSPECTUS" means the final prospectus delivered to purchasers of shares of the General Partner's common stock in the most recent public offering of securities of the Company.

        "PUBLIC OFFERING PRICE" shall mean the initial public offering price set forth in the Prospectus for the Initial Offering.

        "REDEEMING PARTNER" has the meaning provided in Section 8.5(a) hereof.

        "REDEMPTION AMOUNT" means the Cash Amount, or the REIT Shares Amount, as selected by the General Partner in its sole discretion pursuant to Section 8.5 hereof, subject to the obligation under Section 8.5(c) hereof in certain cases to pay the Cash Amount.

        "REDEMPTION RIGHT" has the meaning provided in Section 8.5(a) hereof.

        "REDEMPTION SHARES" means all of the REIT Shares issued or to be issued upon the redemption of Partnership Units under Section 8.5 hereof.

        "REGISTERED REDEMPTION SHARES" means any Redemption Shares covered by a Shelf Registration.

        "REGULATIONS" means the Federal Income Tax Regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any succeeding provision of the Regulations.

        "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

        "REIT EXPENSES" means (i) all of the costs and expenses relating to the formation and continuity of existence of the Company (as a General Partner and Limited Partner) and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this definition, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Company,
(ii) costs and expenses relating to the public offering and registration of securities from time to time by the Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities by the Company, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission, and
(v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Partnership.

        "REIT PREFERRED SHARE" means a share of preferred stock of the Company.

        "REIT SHARE" means a share of common stock of the Company.

        "REIT SHARES AMOUNT" shall mean a whole number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor (rounded down to the nearest whole number in the event such product is not a whole number); provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights"), then the REIT Shares Amount for such Redeeming Parties shall also include the Rights that a holder of that number of REIT Shares would be entitled to receive at the time of such redemption.

        "SECURITIES ACT" shall have the meaning provided in Section 8.6(a) hereof.

        "SERVICE" means the Internal Revenue Service.

        "SHELF REGISTRATION" has the meaning provided in Section 8.6(a) hereof.

        "SHELF REGISTRATION PERIOD" has the meaning provided in Section 8.6(a) hereof.

        "SPECIFIED REDEMPTION DATE" means the first business day of the month that is at least ten (10) Business Days after the receipt by the General Partner of the Notice of Redemption; provided that if the General Partner enters into a merger, combination or other transaction with another Person to combine its outstanding REIT Shares, then no Specified Redemption Date shall occur after the record date and prior to the effective date of such combination.

        "STOCK INCENTIVE PLAN" means the 1994 Stock Incentive Plan of the Company relating to the issuance of REIT Shares and grant of options to acquire REIT Shares and similar rights to employees of the Company and other eligible persons.

        "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

        "SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

        "SURVIVING GENERAL PARTNER" has the meaning provided in Section 7.1(d) hereof.

        "TARGET CAPITAL ACCOUNT" means, with respect to any Partner, the amount which such Partner would be entitled to receive if all of the assets of the Partnership were sold at their Book Value and the proceeds distributed in accordance with Section 5.6 hereof.

        "THRESHOLD CASH AMOUNT" has the meaning provided in Section 8.5(a) hereof.

        "TRANSACTION" has the meaning provided in Section 7.1(c) hereof.

        "TRANSFER" has the meaning provided in Section 9.2(a) hereof.

        "TRANSFER AGENT" shall mean the transfer agent or agents engaged by the General Partner in its sole discretion with respect to the common or preferred stock of the General Partner or Partnership Units.

        "UNITHOLDER LEDGER" shall mean the ledger maintained by the Transfer Agent which reflects the ownership of the Partnership Units and shall be revised from time to time pursuant to the instructions by the General Partner to the Transfer Agent to reflect the issuance, redemption, exchange, or conversion of Partnership Units.

        "WARRANTS" means in the aggregate (i) the Warrants to Purchase Partnership Units dated as of August 16, 1995, to be issued by the Partnership to Robert A. Alter covering Partnership Units; (ii) the Warrants to Purchase Partnership Units dated as of August 16, 1995, to be issued by the Partnership to Charles L. Biederman covering Partnership Units; (iii) the Warrants to Purchase Partnership Units dated as of August 16, 1995, to be issued by the Partnership to C. Robert Enever covering Partnership Units; and (iv) the Warrants to Purchase Partnership Units dated as of August 16, 1995, to be issued by the Partnership to MYPC covering Partnership Units.


                                   ARTICLE II

                   PARTNERSHIP CONTINUATION AND IDENTIFICATION

        2.1 ORGANIZATION. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the First Restated Agreement. The Partners hereby amend and restate the First Restated Agreement in its entirety as of the date first hereinabove written. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes. The Partners hereby agree to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

        2.2 NAME. The name of the Partnership shall be Sunstone Hotel Investors, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

        2.3 REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE. The address of the registered office of the Partnership in the State of Delaware shall be located at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Prentice-Hall Corporation System, Inc. The principal office of the Partnership shall be 115 Calle de Industrias, Suite 203, San Clemente, California 92672 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

        2.4 PARTNERS.

               (a) The General Partner of the Partnership is Sunstone Hotel Investors, Inc., a Maryland corporation. Its principal place of business shall be the same as that of the Partnership. The Partnership Units that are owned by the Company from time to time shall be deemed held by it in its capacity as the General Partner, up to the number of Partnership Units required to give it a one percent (1%) Percentage Interest, and the balance of such Partnership Units shall be deemed Partnership Units held by the Company in its capacity as a Limited Partner.

               (b) The Limited Partners shall be those Persons identified as Limited Partners on the Unitholder Ledger, as modified from time to time. Additional Limited Partners may be admitted to the Partnership through the issuance of Partnership Units as provided in Section 4.2, and Substitute Limited Partners may be admitted to the Partnership through the assignment or other disposition of Partnership Units as provided in Section 9.3. Limited Partners may withdraw from the Partnership upon the redemption or transfer of all of their Limited Partnership interests as provided in Section 9.7.

        2.5    TERM AND DISSOLUTION.

               (a) The term of the Partnership shall continue in full force and effect until December 31, 2050, except that the Partnership shall be dissolved upon the happening of any of the following events:

                      (i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to
        Section 7.3(b) hereof; provided if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

                      (ii) The passage of ninety (90) days after the sale or other disposition of all or substantially all the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such installment obligation or obligations are paid in full);

                      (iii) The redemption of all Limited Partnership Interests (other than any of such interests held by the General Partner); or

                      (iv) The election by the General Partner that the Partnership should be dissolved.

               (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative, including the Liquidator) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind.

        2.6 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

                                   ARTICLE III

                           PURPOSE OF THE PARTNERSHIP

        3.1 BUSINESS. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a REIT, unless the Company otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for the purposes of Section

7704(a) of the Code. In connection with the foregoing, and without limiting the General Partner's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner's current status as a REIT inures to the benefit of all the Partners and not solely to the General Partner.

        3.2 POWERS. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judg ment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to continue to qualify as a REIT,
(ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

        3.3 PARTNERSHIP ONLY FOR PURPOSES SPECIFIED. The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

                                   ARTICLE IV

                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

        4.1 CAPITAL CONTRIBUTIONS. The Company, as a General Partner and Limited Partner, initially contributed to the capital of the Partnership cash in an amount set forth opposite its name on Exhibit "A" to the First Restated Agreement. The Limited Partners (or their predecessors-in-interest) contributed prior to the date of this Agreement to the Capital of the Partnership interests in one or more of the Initial Hotels pursuant to the Purchase Agreements or Contribution Agreements. The Agreed Value of each Limited Partner's ownership interest in the Initial Hotels (other than the Company) that were contributed to the Partnership were set forth opposite such Limited Partner's names on Exhibit "A" to the First Restated Agreement for contributions made prior to the introduction of the Unitholder Ledger; or, for contributions made after the introduction of the Unitholder Ledger, such Agreed Value is established by reference to the number of Partnership Units issued in exchange for such contribution as evidenced on the Unitholder Ledger and calculating the value of such units in accordance with the definition of "Agreed Value."

        4.2 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.2 or in Section 4.3, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this
Section 4.2.

                (a) Issuances of Additional Partnership Interests.

                      (i) General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. The Partnership issued Partnership Units in the number set forth on Exhibit "A" to the First Restated Agreement or on the Unitholder Ledger to each of the Limited Partners who contributed an Initial Hotel to the Partnership. Any additional Partnership Interests issued by the General Partner have been and may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior, equal or subordinate to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to only to mandatory provisions of applicable Delaware law, including, without limitation,
        (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the rights of each such class or series of Partnership Interests to share in Partnership allocations and distributions; and
        (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership. The General Partner may issue additional Partnership Interests to any Person (including the General Partner) as full or partial consideration for the contribution of a hotel or other asset from such Person to the Partnership in which case such Person's resultant Capital Contribution to the Partnership shall equal the Agreed Value of the hotel or other asset contributed. In addition to the foregoing, no additional Partnership Interests shall be issued to the Company (as a General and Limited Partner) unless either:

                      (1)(A) the additional Partnership Interests are issued in
               connection with an issuance of shares of or other debt or equity interests in the Company, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Company by the Partnership in accordance with this Section 4.2 and (B) the Company shall make a Capital Contribution to the Partnership in cash in an amount equal to the net proceeds raised in connection with the issuance of such shares of or other interests in the Company or of assets acquired by the Company with such net proceeds or a combination of such cash and assets, or

                      (2) the additional Partnership Interests are issued to all
               Partners in proportion to their respective Percentage Interests.

        Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, (ii) upon the exercise of any of the Warrants from time to time, and (iii) upon the exercise of any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for, purchase or receive in an exchange Partnership Units.

                      (ii) Upon Issuance of New Securities. After the Initial Offering, the Company shall not grant, award or issue any (i) REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.5 hereof), (ii) REIT Preferred Shares, (iii) rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares or REIT Preferred Shares, or (iv) debt securities (the securities described in (i), (ii), (iii) and (iv), collectively, "New Securities") unless:

                      (1) the General Partner shall cause the Partnership to
               issue to the Company, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests of such Partnership Interests or securities are substantially similar to those of the New Securities, and

                      (2) the Company contributes to the Partnership (A) the
               cash proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities, (B) the assets acquired by the Company from a third party with the cash proceeds from the issuance of New Securities or in exchange for the New Securities issued to such third party (which includes assets of businesses whose equity interests are acquired by the Company where the business is then dissolved by or merged into the Company), or (C) a combination of (A) and (B) as determined in the sole discretion of the Company (the contributions referred to in (A), (B) and (C) collectively, a "Company Contribution"). The assets referred to in (B), which must be contributed by the Company to the Partnership, need not consist of the assets directly acquired by the Company (or the assets of businesses whose equity interests are acquired by the Company where the business is then dissolved by or merged into the Company). Rather, the Company may first acquire such assets and sell all or any part thereof to a third party (which may include Sunstone Hotel Properties, Inc. or any successor thereto) in exchange for any type and amount of consideration agreed upon by the Company in its sole discretion and the third party, and the Company may then contribute to the Partnership the consideration the Company received in such sale. Notwithstanding the foregoing, the Partnership shall (i) have no legal, equitable or beneficial ownership of any cash or other assets of the Company unless and until the Company contributes such cash or other assets to the Partnership; (ii) shall have no obligation to the transferor of assets to the Company; and (iii) shall not be obligated to accept any stock of a corporation as a contribution if the Partnership would have to liquidate or recapitalize such corporation in order for the Company to maintain its REIT status.

                      Notwithstanding anything in this Section 4.2(a) to the contrary, the Company is allowed to issue New Securities in connection with an acquisition of assets to be held directly by the Company if such direct acquisition and issuance of New Securities has been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors. Without limiting the foregoing, the Company is expressly authorized to issue New Securities for less than fair market value, and to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (x) the Company concludes in good faith that such issuance is in the best interests of the Company and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and (y) the Company contributes the Company Contribution to the Partnership. By way of example, in the event the Company issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the Company shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the Company the proceeds of which were so contributed, multiplied by
(B) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution.

               (b) Value of Company Contribution; Certain Deemed Contributions. In connection with any and all issuances of New Securities the Company shall contribute the resultant Company Contribution to the Partnership as a Capital Contribution. For purposes of determining the number of Partnership Units to be issued to the Company in exchange for such Capital Contribution, the value of the Capital Contribution shall be deemed to equal the gross proceeds of all New Securities issued in connection with such contribution. The value of the gross proceeds shall be deemed to equal the sum of (i) the gross cash proceeds of any issuance of New Securities for cash (even though the proceeds actually received by the Company are less than the gross proceeds of such issuance as a result of any underwriter's commission or discount or other expenses paid or incurred in connection with such issuance), and (ii) the aggregate value, as agreed upon by the Company and the party or parties selling assets to the Company which are included in a Company Contribution, of all REIT Shares, REIT Preferred Shares and debt securities of the Company issued to such party or parties in exchange for such assets. If, pursuant to clause (i) in the preceding sentence, the Company is deemed to have contributed gross cash proceeds from the issuance of New Securities for cash when the actual contribution of cash is less than the gross proceeds as a result of an underwriter's commission or discount or other expenses paid or incurred in connection with such issuance, then the Partnership shall be deemed simultaneously to have incurred such offering expenses in connection with the issuance of additional Partnership Units to the Company for its required Company Contribution pursuant to Section 4.2(a).

               (c) Adjustment of Value of Company Contribution for Contingent Payment. In the event all or a portion of a particular Company Contribution to the Partnership includes assets acquired from a third party and the Company's agreement with such third party requires that the Company make a contingent payment to such third party for such assets on a date subsequent to the date on which the Company purchased the assets from the third party and contributed the assets to the Partnership (e.g., an earn-out payment to be made on a future date based on the performance of assets acquired from the third party), then immediately following payment by the Company of such contingent purchase price to the third party (whether in cash or New Securities, or a combination of cash and New Securities), the value of the assets acquired from the third party and previously contributed by the Company to the Partnership shall be deemed to be increased by an amount equal to the contingent payment made by the Company to such third party, and the Partnership shall make an equivalent cash payment or corresponding issuance of Partnership Units to the Company, as follows:

                      (i) The Partnership shall pay to the Company cash in an amount equal to the cash portion, if any, of the contingent payment;

                      (ii) The Partnership shall issue to the Company a number of Common Partnership Units equal to the number of REIT Shares, if any, included in the contingent payment; and

                      (iii) The Partnership shall issue to the Company a number of Preferred Partnership Units equal to the number of REIT Preferred Shares, if any, included in the contingent payment, which Preferred Partnership Units shall have rights, preferences and privileges that mirror the rights, preferences and privileges of such REIT Preferred Shares and which Preferred Partnership Units shall be designated by attaching as Exhibit "B" hereto an appropriate Certificate of Designation at the time of issuance.

               (d) Classes of Partnership Units to be Issued to the Company in Exchange for Company Contribution. As provided in Section 4.2(a)(ii), in exchange for a Company Contribution, the Partnership shall issue to the Company Partnership Units having the rights, preferences and privileges equivalent to the rights, preferences and privileges of the New Securities issued by the Company to fund the Company Contribution. Specifically, the Partnership shall issue to the Company (i) Common Partnership Units corresponding to REIT Shares issued by the Company (whether such REIT Shares were issued for cash or in exchange for assets), and (ii) Preferred Partnership Units corresponding to any Preferred REIT Shares issued by the Company (whether such Preferred REIT Shares were issued for cash or for assets). Whenever the Company issues a class of Preferred REIT Shares not previously issued by the Company, the Partnership shall attach as Exhibit "B" to this Agreement a Certificate of Designation for the corresponding Preferred Partnership Units, setting forth rights, preferences and privileges mirroring those of the corresponding REIT Preferred Shares.

               (e) Minimum Limited Partnership Interest. In the event that either a redemption pursuant to Section 8.5 hereof or an additional Capital Contribution by the Company would result in the Limited Partners (other than the General Partner), in the aggregate, owning less than the

Minimum Limited Partnership Interest, the General Partner and the Limited Partners shall form another partnership and contribute sufficient Limited Partnership Interests together with such other Limited Partners so that such partnership owns at least the Minimum Limited Partnership Interest

               (f) Stock Incentive Plan, Directors' Plan and Dividend Reinvestment Plan. The General Partner has established the Stock Incentive Plan and Directors' Plan and may from time to time establish other compensation or other incentive plans to provide incentives to its Directors, executive officers and certain key employees and consultants. The Company has also established the Dividend Reinvestment Plan to permit certain persons to purchase REIT Shares directly from the Company and to allow holders of REIT Shares to reinvest all or a portion of their dividends on their REIT Shares in the purchase of additional REIT Shares from the Company. The following examples are illustrative of the operation of the provisions of Section 4.2(a)(ii) with respect to issuances of New Securities to such Directors, officers, employees and consultants under the Stock Incentive Plan and Directors' Plan, and the other persons under the Dividend Reinvestment Plan (each, an "Eligible Person"):

                      (i) If the Company awards REIT Shares to any such Eligible Person (A) the Company shall, as soon as practicable, contribute to the Partnership (to be thereafter taken into account for the purposes of calculating any cash distributable to the Partners) an amount equal to the price, if any, paid to the Company by such party for such REIT Shares, and (B) the Company shall be issued by the Partnership a number of additional Partnership Units equal to the product of (1) the number of such REIT Shares issued by the Company to such Eligible Person, multiplied by (2) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution;

                      (ii) If the Company awards an option or warrant relating to REIT Shares pursuant to the Stock Incentive Plan, the Director's Plan or otherwise to any Eligible Person, then the Partnership shall grant to the Company a corresponding option or warrant to acquire Partnership Units. Upon the exercise of such option or warrant to purchase REIT Shares, (A) the Company shall, as soon as practicable after such exercise, contribute to the capital of the Partnership (to be thereafter taken into account for the purposes of calculating distributable cash) an amount equal to the exercise price, if any, paid to the General Partner by such exercising party in connection with the exercise of the option or warrant, and (B) the Company shall be issued by the Partnership a number of additional Partnership Units equal to the product of (1) the number of REIT Shares issued by the Company in satisfaction of such exercised option or warrant, multiplied by (2) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution; and

                      (iii) If the Company grants any director, officer or employee share appreciation rights, performance share awards or other similar rights ("Incentive Rights"), then simultaneously, the Partnership shall grant the Company corresponding and economically equivalent rights. Consequently, upon the cash payment by the Company to its directors, officers or employees pursuant to such Incentive Rights, the Partnership shall make an equal cash payment to the Company.

               (g) Automatic Adjustments in Percentage Interests. In lieu of issuing any rights, options, warrants, convertible or exchangeable securities to purchase Partnership Units as contemplated by Sections 4.2(a)(ii), 4.2(f)(ii) or 4.2(f)(iii), the Partnership may at its election cause the Company's Partnership Interests set forth on the Unitholder Ledger to be revised to reflect the exercise of any such rights, options, warrants or convertible or exchangeable securities.

               (h) Admission of Additional Limited Partners; Pro Rata First Quarter Distributions; Lock-Up. Any Person who receives Partnership Units pursuant to this Section 4.2 who does not already hold Partnership Units shall upon execution of a counterpart to this Agreement, by which such Person agrees to be bound by all of the provisions hereof, become a Limited Partner of the Partnership; provided that the General Partner may in its sole discretion require that an amendment to this Agreement be effected in order to add a Person as a new Limited Partner in order to address the specific terms of such admission. Notwithstanding any provision in this Agreement to the contrary, any Person who becomes a Limited Partner pursuant to this Section 4.2 shall not be entitled to a full quarter's distributions on such Partnership Units for the quarter in which such Partnership Units were issued to such Partner, but shall only be entitled to a pro rata distribution on such Partnership Units for such quarter based upon the number of days in such quarter such Partner held such Partnership Units, unless the General Partner has waived this restriction in writing for a particular Partner for a particular quarter. In addition, the Limited Partners listed below and any person who becomes a Limited Partner after the date of this Agreement shall execute a lock-up agreement at the request of the managing underwriter in connection with any public underwritten securities offering by the General Partner on the same terms and conditions as any such agreement executed by Mr. Robert A. Alter, but in no event shall such lock-up exceed 120 days after the first date that any shares are released for sale to the public from such offering, and as a condition to any transfer of any Partnership Units or Redemption Shares otherwise permitted under this Agreement such Limited Partners shall cause any shareholder or other affiliate who receives any Partnership Units from such Limited Partners to agree to be subject to the obligation to execute such a lock-up agreement. The enumerated Limited Partners referenced in the preceding sentence are: (i) Flagstaff Hotel Assets, Inc.; (ii) Tucson Desert Assets, Inc.; (iii) Shivani, LLC; (iv) O.T. Hill, LLC; and (v) Peacock, LLC.

        4.3 COMPANY LOANS. The Company may from time to time advance funds to the Partnership for any proper Partnership purpose as a loan ("Funding Loan"), provided that the funds for any such Funding Loans must first be obtained by the Company from a third party lender, and then all of such funds must be loaned by the Company to the Partnership on the same terms and conditions, including principal amount, interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such loan with such third party lender. Except for Funding Loans, the Company shall not incur any indebtedness for borrowed funds; provided, however, that upon a majority vote of the Independent Directors, any loan proceeds received by the Company may be distributed to its shareholders or other equity holders if such loan and distribution have been approved and determined by a majority of the Independent Directors to be necessary to enable the Company to maintain its status as a REIT under Sections 856-860 of the

Code. The Company may agree in its sole discretion to subordinate the repayment of the Funding Loan to any other loan by an institutional lender to the Partnership.

        4.4 CAPITAL ACCOUNTS. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Regulations Section 1.704- 1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, or (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the property of the Partnership to its fair market value (taking into account
Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (taking into account Section 7701(g) of the Code) on the date of the revaluation.

        4.5 PERCENTAGE INTERESTS. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of outstanding Partnership Units. If the Partners' Percentage Interests are adjusted pursuant to this
Section 4.5, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

        4.6 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to interest on its Capital Contribution.

        4.7 RETURN OF CAPITAL CONTRIBUTIONS. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the
Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

        4.8 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. The payment of any such money or distribution of any such property to a Limited Partner shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Act, and the Limited Partner receiving any such money or property shall not be required to return any such money or property to any Person, the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

        4.9 NO PREEMPTIVE RIGHTS. No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

                                    ARTICLE V

                        PROFITS AND LOSSES: DISTRIBUTIONS

        5.1 ALLOCATION OF PROFIT AND LOSS.

               (a) General. After giving effect to the special allocations set forth in the other provisions of this Section 5.1, Profit or Loss, or items of income, gain, loss or deduction included in the determination of Profit or Loss, for each accounting period shall be allocated to the Partners as follows:

                      (i) Profit, or items of income or gain to the extent necessary, shall be allocated to each Partner in an amount equal to the excess of (i) the sum of (A) such Partner's Target Capital Account as of the last day of the accounting period, and (B) any distributions made by the Partnership to such Partner during the accounting period, over (ii) the sum of such Partner's
(X) Capital Account as of the beginning of the accounting period, (Y) any Capital Contributions made by such Partner during the accounting period, and (Z) any income or gain (or minus any deduction or loss) allocated to the Partner under any other provision of this Section 5.1; and

                      (ii) Loss, or items of deduction or loss to the extent necessary, shall be allocated to each Partner in an amount equal to the excess, if any, of (i) the sum of (A) such Partner's Capital Account as of the beginning of the accounting period, (B) any Capital Contributions made by such Partner during the accounting period, and (C) any income or gain (or minus any deduction or loss) allocated to the Partner under any other provisions of this Section 5.1, over (ii) the sum of (X) such Partner's Target Capital Account as of the last day of the accounting period, and (Y) any distributions made by the Partnership to such Partner during the accounting period.

               (b) Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners' respective Percentage Interests, (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Regulations Section 1 .704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner's Percentage Interest.

               (c) Qualified Income Offset. If a Limited Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a negative balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704- 2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Limited Partner in accordance with this Section 5.1(c), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.1(c).

               (d) Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.1(d), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 5.1(d).

               (e) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, and the transferee is admitted as a substitute Partner as provided herein, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the substitute Partner either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the substitute Partner.

               (f) Definition of Profit and Loss. "Profit" or "Loss" means for any accounting period, the amount, computed as of the last day thereof, of the net income or loss of the Partnership determined in accordance with federal income tax principles (but without requiring any items to be stated separately pursuant to Code Section 703), but with the following adjustments:

                      (i) Any income of the Partnership that is exempt from federal income tax shall be included in the computation of Profit or Loss;

                      (ii) Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(1) shall be included in the computation of Profit or Loss;

                      (iii) In any situation in which an item of income, gain, loss or deduction is affected by the adjusted basis of property, the Book Value of the Property shall be used in lieu of adjusted basis.

               (g) Tax Allocations. Except as otherwise provided in this Section 5.1, items of income, gain, loss or deduction recognized for income tax purposes shall be allocated in the same manner that the corresponding items entering into the calculation of Profit or Loss are allocated pursuant to this Agreement.

               (h) Section 704(c) Adjustments. In accordance with Code Section 704(c) and the Treasury Regulations thereunder and notwithstanding Section 5.1(g), items of income, gain, loss and deduction with respect to an asset, if any, which has a Book Value different from its adjusted basis for federal income tax purposes shall, solely for tax purposes, be allocated between the Partners so as to take account of any such variation in the manner required by Code
Section 704(c) and Regulations Section 1.704-3(b). The allocation of such items shall be made pursuant to the "Traditional Method" of Regulation Section 1.704-3(b). The assets of the Partnership (and the Limited Partners who contributed such assets) that may be affected by this Section 5.1(h) include, without limitation, (i) the Hampton Inn Hotel, Oakland, California (Inns Properties and Westpac Shelter Corporation); and (ii) the Courtyard by Marriott Hotel, Riverside, California (Riverside Hotel Partners, Inc.).

        5.2 DISTRIBUTION OF CASH.

               (a) Except as otherwise provided in Section 5.6, cash available for distribution by the Partnership shall be distributed as follows:

                      (1) First, for any class of Preferred Partnership Units, if there are any Preferred Partnership Units of such class outstanding on any record date set forth in the applicable Certificate of Designation for payment of a distribution to the holders thereof, the General Partner shall distribute on the distribution date set forth in the Certificate of Designation to such Preferred Unitholder(s) an amount per Preferred Partnership Unit required to be paid pursuant to the Certificate of Designation. If there is more than one class of Preferred Partnership Units, the priority of payment of distributions as among the classes shall be governed by the Certificates of Designation for such classes.

                      (2) Second, the General Partner shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date.

               (b) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend with respect to a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

        5.3 REIT DISTRIBUTION REQUIREMENTS. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) to avoid any federal income or excise tax liability imposed by the Code.

        5.4 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

        5.5 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution which includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

        5.6 DISTRIBUTIONS UPON LIQUIDATION.

               (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed in the following order of priority:

                      (i) First, if there are any Preferred Partnership Units outstanding, to the Preferred Unitholder(s) of each class of Preferred Partnership Units, an amount per Preferred Partnership Unit of a particular class of Preferred Partnership Units required to be paid upon liquidation as set forth in the Certificate of Designation for such class. If there is more than one class of Preferred Partnership Units, the priority of liquidation distributions among the classes shall be governed by the Certificates of Designation for such classes.

                      (ii) Thereafter, to the Common Unitholders with positive Capital Accounts in accordance with their respective Percentage Interests.

                      For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.1 and 5.2 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. Any distributions pursuant to this Section 5.6 should be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within ninety (90) days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

               (b) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections 5.1 and
5.2 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be paid or distributed by the Partnership to creditors, if any, and then to the Limited Partners in accordance with Section 5.6(a). Such contribution by the General Partner shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within ninety (90) days after the date of the liquidation).

        5.7 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

        5.8 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.9 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

                                   ARTICLE VI

                             RIGHTS, OBLIGATIONS AND
                        POWERS OF THE GENERAL PARTNERSHIP

        6.1 MANAGEMENT OF THE PARTNERSHIP.

               (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.1 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                      (i) to acquire, purchase, own, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

                      (ii) to landscape, renovate, reconstruct, remodel or construct buildings, including without limitation hotels, and make other improvements on the properties now or hereafter owned or leased by the Partnership or any Subsidiary of the Partnership;

                      (iii) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                      (iv) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the General Partner or the Partnership, to third parties or to the General Partner as set forth in this Agreement;

                      (v) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

                      (vi) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

                      (vii) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

                      (viii) to make or revoke any election permitted or required of the Partnership by any taxing authority;

                      (ix) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

                      (x) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

                      (xi) to retain legal counsel, accountants, consultants, real estate brokers, and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

                      (xii) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

                      (xiii) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

                      (xiv) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

                      (xv) to distribute Partnership cash or other partnership assets in accordance with this Agreement;

                      (xvi) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of properly to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

                      (xvii) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

                      (xviii) to negotiate, execute, and perform any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                      (xix) to establish one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership, any division of the Partnership or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the General Partner, the Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

                      (xx) to issue REIT Shares to acquire Partnership Units held by a Limited Partner in connection with such Limited Partner's exercise of its Redemption Right under Section 8.5; and

                      (xxi) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

               Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

               (b) The Partnership shall not incur or allow to exist Indebtedness (as defined in the Articles of Incorporation) in excess of the limitations contained in the Articles of Incorporation.

               (c) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

        6.2 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

        6.3 INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

               (a) The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, (joint or several) liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.3(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.3(a). Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

               (b) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

               (c) The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

               (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

               (e) For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

               (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

               (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               (h) The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

        6.4 LIABILITY OF THE GENERAL PARTNER.

               (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

               (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

               (c) Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this
Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

               (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

               (e) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

        6.5 EXPENDITURES BY PARTNERSHIP. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures (including Administrative Expenses) shall be made on behalf of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.

        6.6 OUTSIDE ACTIVITIES; REDEMPTION TENDER OFFER OF REIT SHARES.

               Subject to Section 6.8 hereof, the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

        6.7 EMPLOYMENT OR RETENTION OF AFFILIATES.

               (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

               (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

               (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

               (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

        6.8 COMPANY PARTICIPATION. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development and/or ownership of hotels or other property, shall be conducted through the Partnership; provided, however, that the Company is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of New Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors. The Company also agrees that all borrowings of the Company shall constitute Funding Loans, subject to the exception set forth in Section 4.3 hereof.

                                   ARTICLE VII

                           CHANGES IN GENERAL PARTNER

        7.1 TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST.

               (a) The General Partner may not transfer any of its General Partnership Interest or Limited Partnership Interests or withdraw as General Partner except as provided in Article 9, Section 7.1(c) or in connection with a transaction described in Section 7.1(d).

               (b) The General Partner agrees that it will at all times own (as a general or limited partner) at least a 20% Percentage Interest.

               (c) Except as otherwise provided in Section 6.8 or Section 7.1(d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of REIT Shares) (each a "Transaction"), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership as a result of which all Limited Partners will receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50 percent of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; and (ii) no more than 75 percent of the equity securities of the acquiring Person in such Transaction shall be owned, after consummation of such Transaction, by the General Partner or Persons who were Affiliates of the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

               (d) Notwithstanding Section 7.1(c), the General Partner may merge into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Surviving General Partner"), other than Partnership Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 7.1(d). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares and/or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The above provisions of this Section 7.1(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

        7.2 ADMISSION OF A SUBSTITUTE OR SUCCESSOR GENERAL PARTNER. A Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

               (a) a majority-in-interest of the Limited Partners (other than the General Partner) shall have consented in writing to the admission of the substitute or successor General Partner, which consent may be withheld in the sole discretion of such Limited Partners;

               (b) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.6 hereof in connection with such admission shall have been performed;

               (c) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

               (d) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

        7.3 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

               (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof.

               (b) Following the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within ninety (90) days after such occurrence, may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.5 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by unanimous consent of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

        7.4 PURCHASE OF PARTNERSHIP UNITS. In the event the General Partner exercises any right it has under the Articles of Incorporation or otherwise to purchase REIT Shares, REIT Preferred Shares or debt securities of the Company, or to otherwise redeem REIT Shares, REIT Preferred Shares or debt securities of the Company (whether pursuant to a tender offer or otherwise), then the General Partner shall cause the Partnership to purchase from it that number and type of Partnership Units corresponding to the REIT Shares, REIT Preferred Shares or debt securities of the Company, on the same terms and for the same aggregate price that the General Partner purchased such REIT Shares, REIT Preferred Shares or debt securities of the Company.

                                  ARTICLE VIII

                             RIGHTS AND OBLIGATIONS
                             OF THE LIMITED PARTNERS

        8.1 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

        8.2 POWER OF ATTORNEY.

               (a) Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator (as defined below), and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substi tution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                      (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any liquidator of the Partnership's assets (the "Liquidator") deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property;
        (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described herein or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                      (ii) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except as may be otherwise expressly provided for in this Agreement.

               (b) The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

        8.3 LIMITATION ON LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of his Capital Contribution, if any, as and when due hereunder. After his Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

        8.4 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

        8.5 REDEMPTION RIGHT.

               (a) Subject to Section 8.5(c) and Section 9.8, each Limited Partner who holds Common Partnership Units (including Limited Partners who have obtained Common Partnership Units through the exercise of conversion rights, if any, applicable to their Preferred Partnership Units), other than the General Partner, shall have the right (the "Redemption Right") to require the Partnership on a Specified Redemption Date to either (i) redeem all or a portion of the Common Partnership Units held by such Limited Partner at a redemption price equal to Cash Amount or (ii) to exchange all or a portion of the Common Partnership Units held by such Limited Partner for REIT

Shares at a ratio equal to the Conversion Factor. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"), provided that no more than two (2) Notices of Redemption from any single Limited Partner may be delivered to the General Partner during each calendar year. No such Limited Partner may exercise the Redemption Right for less than five hundred (500) Common Partnership Units or, if such Limited Partner holds less than five hundred (500) Common Partnership Units, all of the Common Partnership Units held by such Limited Partner. The Redeeming Partner shall have no right, with respect to any Common Partnership Units so redeemed, to receive any distribution paid with respect to Common Partnership Units if the record date for such distribution is on or after the Specified Redemption Date. Notwithstanding the preceding sentence to the contrary, if the Partnership or the General Partner elects under Section 8.5(c) to extend the payment date for the Cash Amount, then to the extent a Partnership Record Date occurs between the Specified Redemption Date and the date such Cash Amount is paid, the Redeeming Partner shall receive the distribution relating to such Partnership Record Date with respect to such Common Partnership Units being redeemed.

               (b) Notwithstanding the provisions of Section 8.5(a), the General Partner may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on the Specified Redemption Date, whereupon the General Partner shall acquire the Common Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Partnership Units. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Common Partnership Units to the General Partner for federal income tax purposes. Each Redeeming Partner agrees to execute such documents and take such other actions as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

               (c) The Partnership or the General Partner, as the case may be, shall pay the Cash Amount to a Redeeming Partner as the Redemption Amount for such Limited Partner if:

                      (i) the acquisition of REIT Shares by such Limited Partner on the Specified Redemption Date would (A) result in such Limited Partner or any other person owning, directly or indirectly REIT Shares in excess of the "Ownership Limit," as defined in the Articles of Incorporation, (B) result in REIT Shares being owned by fewer than one hundred (100) persons (determined as provided by Section 856(a)(5) of the Code), except as provided in the Articles of Incorporation, (C) result in the General Partner being "closely held" within the meaning of
        Section 856(h) of the Code, (D) cause the Company to own, directly or constructively, ten percent (10%) or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (E) cause the acquisition of REIT Shares by such Partner to be "integrated" with any other distribution of REIT Shares or other securities of the Company for purposes of complying with the registration provisions of the Securities Act;

                      (ii) there is not an effective registration statement on file with the Commission covering the Redemption Shares to be issued upon the redemption of the Partnership Units described in the Notice of Redemption for such Redeeming Partner (a) as of the Specified Redemption Date, if the Cash Amount is less than the Threshold Cash Amount, and (b) within 45 days of the Specified Redemption Date (and if such date is not a Business Day, then the next Business Day) if the Cash Amount is more than the Threshold Cash Amount; or

                      (iii) the Partnership or the General Partner, as the case may be, so elects in its sole discretion.

               Any Cash Amount to be paid to a Redeeming Partner pursuant to this Section 8.5 shall be paid on the Specified Redemption Date; provided, however, that if the Cash Amount to be paid to all Limited Partners who have sent a Notice of Redemption during the period from the date of receipt of the initial Notice of Redemption triggering a Specified Redemption Date and such Specified Redemption Date exceeds $500,000 (the "Threshold Cash Amount"), then such payment date may be extended for up to an additional one hundred eighty
(180) days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner and the Partnership agree to use their best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible without incurring unreasonable expense.

               (d) Each certificate, if any, evidencing REIT Shares that may be issued in redemption of Partnership Units under Section 8.5 above (the "Redemption Shares") shall bear a restrictive legend in substantially the following form:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law. No transfer of the Shares represented by this certificate shall be valid or effective unless (A) such transfer is made pursuant to an effective registration statement under the Act, or (B) the holder of the securities proposed to be transferred shall have delivered to the company either a no-action letter from the Securities and Exchange Commission or an opinion of counsel (who may be an employee of such holder) experienced in securities matters to the effect that such proposed transfer is exempt from the registration requirements of the act which opinion shall be reasonably satisfactory to the company."

               (e) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.5, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited

Partner, the Cash Amount or REIT Shares Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner. Neither the Redeeming Partner nor any Assignee of any Limited Partner shall have any right, with respect to any Part nership Units so redeemed, to receive any distributions paid after the Effective Date or the Specified Redemption Date.

               (f) Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens and, notwithstanding anything herein contained to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

               (g) Notwithstanding anything to the contrary herein, and, unless otherwise indicated, with respect to the Redemption Right pursuant to this
Section 8.5:

                      (i) The consummation of such redemption shall be subject to the expiration and termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                      (ii) The consummation of such redemption shall be subject to and effected in compliance with all federal and state securities laws.

                      (iii) The Redeeming Partner shall continue to own all Partnership Units subject to any redemption for REIT Shares or the Cash Amount and be treated as a Limited Partner with respect to such Partnership Units for all purposes (other than as provided in Section 8.5(e) above) of this Agreement until such Partnership Units are transferred to the Partnership or General Partner and the consideration provided by this Section 8.5 is delivered in full on the Specified Redemption Date. Until the issuance of the Redemption Shares the Redeeming Partner shall have no rights as stockholder of the General Partner.

               (h) Notwithstanding any other provision of this Section 8.5, unless Preferred Unitholders shall have converted their Preferred Partnership Units into Common Partnership Units pursuant to conversion rights set forth in the Certificate of Designation for their respective class of Preferred Partnership Units, Preferred Unitholders shall not have the Redemption Rights specified in this Section 8.5, but rather shall have such redemption rights, if any, as are set forth in the Certificate of Designation for a particular class of Preferred Partnership Units. In addition, the rights, if any, of the General Partner to redeem a particular class of Preferred Partnership Units shall be set forth in the Certificate of Designation applicable to such Preferred Partnership Units.

        8.6 REGISTRATION.

               (a) Shelf Registration. In lieu of paying the Cash Amount to a Redeeming Partner as the Redemption Amount pursuant to Section 8.5(c)(ii) hereof, the General Partner may file within the applicable time period required pursuant to Section 8.5(c)(ii) hereof a shelf registration statement under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission (the "Shelf Registration"), with respect to all of the Redemption Shares to be issued upon the redemption of the Partnership Units described in the Notice of Redemption provided by the Redeeming Partner entitled to payment under Section 8.5(c)(ii) hereof. The General Partner may elect in its sole discretion to register any other Redemption Shares pursuant to the Shelf Registration or any pre or post-effective amendment thereto. The General Partner will use its best efforts to have the Shelf Registration declared effective under the Securities Act as soon as practicable after filing in order to permit the disposition of the Registered Redemption Shares by the holders thereof in accordance with the method or methods of disposition specified by the holders, and to keep the Shelf Registration continuously effective until the earlier of (i) the second anniversary of the date the Shelf Registration is declared effective by the Commission (the "Shelf Registration Period"); (ii) the date when all of the Registered Redemption Shares are sold thereunder, or (iii) the date on which all of the holders of Registered Redemption Shares, pursuant to Rule 144(k) under the Securities Act, may sell the Registered Redemption Shares without registration under the Securities Act. The General Partner further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for the Shelf Registration. Notwithstanding the foregoing, if for any reason the effectiveness of the Shelf Registration is delayed or suspended or it ceases to be available for sales of Registered Redemption Shares thereunder, the Shelf Registration Period shall be extended by the aggregate number of days of such delay, suspension or unavailability.

               (b) Registration and Qualification Procedures. If and to the extent the General Partner files the Shelf Registration pursuant to the provisions of Section 8.6(a) above in lieu of making a payment of the Cash Amount pursuant to Section 8.5(c)(ii) hereof, then the General Partner will, subject to the provisions of Section 9.8 below:

                      (i) prepare and file with the Commission a registration statement, including amendments thereof and supplements relating thereto, with respect to the Redemption Shares, in connection with which the General Partner will give each holder of Redemption Shares, their underwriters, if any, and their counsel and accountants a reasonable opportunity to participate in the preparation thereof and will give such persons reasonable access to its books, records, officers and independent public accountants;

                      (ii) use its best efforts to cause the registration statement to be declared effective by the Commission;

                      (iii) keep the registration statement effective and the related prospectus current throughout the Shelf Registration Period; provided, however, that the General Partner shall have no obligation to file any amendment or supplement at its own expense or the Partnership's expense at any time in connection with any underwritten public offering;

                      (iv) furnish to each holder of Redemption Shares such number of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

                      (v) register or qualify the Redemption Shares covered by the registration statement under the securities or blue sky laws of such jurisdictions within the United States as any holder whose Redemption Shares are covered by such registration statement shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Redemption Shares; provided, however, that the General Partner shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities;

                      (vi) furnish, at the request of the holders of Redemption Shares, on the date Redemption Shares are delivered to the underwriters for sale pursuant to such registration, or, if such Shares are not being sold through underwriters, on the date the Shelf Registration with respect to such Redemption Shares becomes effective, (A) a securities opinion of counsel representing the General Partner for the purposes of such registration covering such legal matters as are customarily included in such opinions and (B) letters of the firm of independent public accountants that certified the financial statements included in the registration statement, addressed to the underwriters, covering substantially the same matters as are customarily covered in accountant's letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such holders (or the underwriters, if any) may reasonably request;

                      (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its stockholders as soon as reasonably practicable, but not later than sixteen (16) months after the effective date of the Shelf Registration, an earnings statement covering a period of at least twelve
        (12) months beginning after the effective date of the Shelf Registration, which earnings statement shall satisfy the provisions of
        Section 11(a) of the Securities Act;

                      (viii) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided herein, containing customary (A) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions and (B) representations, warranties, covenants, indemnities, terms and conditions; and

                      (ix) keep the holders of Redemption Shares whose Shares are included in such Shelf Registration advised as to the initiation and progress of the registration.

               (a) Allocation of Expenses. The Partnership shall pay all expenses in connection with the Shelf Registration, including without limitation
(i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent holders of Redemption Shares whose

Shares are included in such Shelf Registration elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the General Partner, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Partnership shall not be liable for (A) any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares, or (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration which, according to the written instructions of any regulatory authority, the Partnership is not permitted to pay. The Partnership shall not be required to pay any of the expenses set forth in this Section 8.6(c)(i) through (vi) in connection with any underwritten public offering after the Shelf Registration has been declared effective, except to the extent that such underwritten public offering occurs concurrently with the declaration of effectiveness of the Shelf Registration; provided, however, that this sentence shall not affect the Partnership's obligation to cooperate in connection with any such underwritten public offering.

               (b) Indemnification.

                      (i) In connection with the Shelf Registration, the Partnership agrees to indemnify holders of Redemption Shares within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the Shelf Registration, preliminary prospectus or prospectus (as amended or supplemented if the General Partner shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission, or alleged omission based upon information furnished to the General Partner expressly for use therein. The General Partner and each officer, director and controlling person of the General Partner shall be indemnified by each holder of Redemption Shares covered by the Shelf Registration for all such losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any such untrue, or alleged untrue, statement or any such omission, or alleged omission, based upon information furnished to the General Partner expressly for use therein in a writing signed by the holder.

                      (ii) Promptly upon receipt by a party indemnified under this Section 8.6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8.6(d), such indemnified party shall notify the Partnership in writing of the commencement of such action, but the failure to so notify the Partnership shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 8.6(d) unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the Partnership as above provided, the Partnership shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the Partnership agrees to pay the same, (ii) the General Partner fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the General Partner by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the General Partner shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

                (c) Contribution.

                      (i) If for any reason the indemnification provisions contemplated by Section 8.6(d) are either unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the party that would otherwise be required to provide indemnification or the indemnifying party (in either case, for purposes of this Section 8.6(e), the "Indemnifying Party") in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by the party that would otherwise be entitled to indemnification or the indemnified party (in either case, for purposes of this Section 8.6(e), the "Indemnified Party") as a result of such losses, claims, damages, liabilities or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party. In no event shall any holder of Redemption Shares covered by the Shelf Registration be required to contribute an amount greater than the dollar amount of the proceeds received by such holder from the sale of Redemption Shares pursuant to the registration giving rise to the liability.

                      (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.6(e) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
        Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                      (iii) The contribution provided for in this Section 8.6(e) shall survive the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

               (d) Listing on Securities Exchange. If the General Partner shall list or maintain the listing of any shares of its common stock on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

        8.7 MEETINGS OF THE PARTNERS.

               (a) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding ten percent (10%) or more of the Limited Partner Interests, taking into account any Preferred Partnership Units that are convertible into Common Partnership Units and are required by the Certificate of Designation for the particular class of Preferred Partnership Units to be counted for such purposes on an as-converted basis. Upon request in writing to the General Partner by any person(s) entitled to call a meeting, the General Partner shall cause notice to be given (not less than fifteen (15) nor more than sixty (60) days after receipt of request) to the Limited Partners that a meeting will be held at a time requested by the person(s) calling the meeting. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than ten (10) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 8.7 hereof. Except as otherwise expressly provided in this Agreement, the consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

               (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement), taking into account any Preferred Partnership Units that are convertible into Common Partnership Units and are required by the Certificate of Designation for the particular class of Preferred Partnership Units to be counted for such purposes on an as-converted basis. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

               (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited

Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of or written notice of such revocation from the Limited Partner executing such proxy.

               (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the stockholders of the General Partner and may be held at the same time as, and as part of, meetings of the stockholders of the General Partner.

                                   ARTICLE IX

                   TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

        9.1 PURCHASE FOR INVESTMENT.

               (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

               (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

        9.2 RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS AND REDEMPTION SHARES.

               (a) Except as otherwise provided in Section 9.2(d) hereof, no Limited Partner other than the General Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer his Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

               (b) No Limited Partner may effect a Transfer of his Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act, or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards).

               (c) No transfer by a Limited Partner of his or its Partnership Units, in whole or in part, may be made to any Person if: (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the
Code); (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code; (iii) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); or (iv) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101.

               (d) Section 9.2(a) shall not apply to the following transactions, except as they may be prohibited by Section 9.2(h) and except that the General Partner may require that the transferor assume all costs incurred by the Partnership in connection therewith:

                      (i) any Transfer by a Limited Partner pursuant to the exercise of its Redemption Right under Section 8.5 hereof;

                      (ii) any Transfer by a Limited Partner that is a corporation or other business entity to any of its Affiliates or subsidiaries or to any successor in interest of such Limited Partner;

                      (iii) any donative Transfer by an individual Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, one hundred percent (100%) of the beneficial interests. For purposes of this
        Section 9.2(d)(iii), the term "immediate family member" shall be deemed to include only an individual Limited Partner's spouse, children and grandchildren;

                      (iv) any Transfer described in Section 9.3(a)(vii); or

                      (v) any Transfer of Preferred Partnership Units that is expressly permitted under the Certificate of Designation for a particular class of Preferred Partnership Units.

               (e) Notwithstanding Section 9.2(a) to the contrary, any Limited Partner (including the Additional Limited Partners) may pledge, encumber or hypothecate ("Pledge") all or any portion of his Limited Partnership Interest upon satisfaction of each of the following conditions:

                      (i) the General Partner shall have determined in the exercise of its reasonable judgment that such Pledge will not either jeopardize the status of the Partnership as a partnership for federal or state income tax purposes or otherwise create any adverse tax consequences to the Partnership or result in a transfer that might jeopardize any exemption from registration under federal or state securities laws;

                      (ii) the pledgee of the Pledge shall either be (i) an institutional lender; or (ii) a non-institutional lender reasonably acceptable to the General Partner; and

                      (iii) the Limited Partner making the Pledge shall provide a copy of all documents evidencing the Pledge or relating to the Pledge transaction and reimburse the Partnership for all reasonable costs and expenses incurred by the Partnership in connection with such Pledge.

               (f) Any Transfer in contravention of any of the provisions of this Article IX shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the Partnership.

               (g) Transfers pursuant to this Article IX may only be made on the first Business Day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

               (h) Notwithstanding anything in this Agreement to the contrary:


                      (i) Flagstaff Hotel Assets, Inc. and Tucson Desert Assets, Inc. in their capacity as a Limited Partner and any successors thereto or assignees thereof, as well as any Person who becomes a Limited Partner after the effective date of this Agreement, shall not sell any Redemption Shares at any time if such sale could reasonably be expected to result in a violation of any applicable law or regulation due to any other securities offering or transaction by the General Partner or any administrator or agent for the General Partner's Dividend Reinvestment Plan;

                      (ii) any Person who becomes a Limited Partner after the effective date of this Agreement shall not, unless the General Partner in its sole discretion consents in writing, convey, assign, distribute or otherwise voluntarily or involuntarily transfer (other than a Pledge permitted by Section 9.2(e)) to any Person, including any shareholder, any of the Partnership Units (or any other substitute securities or other securities received on account of such Partnership Units) held by any such Limited Partners, for a period of one year from the date such Partnership Units were issued to such Limited Partners; and

                      (iii) the following Limited Partners shall not, unless the General Partner in its sole discretion consents in writing, convey, assign, distribute or otherwise voluntarily or involuntarily transfer (other than a Pledge permitted by Section 9.2(e)) to any Person, including any other Partner, any of the Partnership Units (or any other substitute securities or other securities received on account of such Partnership Units) held by such Limited Partners, at any time prior to the date listed next to each such Limited Partner's name, as follows:
        (1) Flagstaff Hotel Assets, Inc. and Tucson Desert Assets, Inc. (October 29, 1997), (2) Shivani, LLC (January 17, 1998), and (3) O.T. Hill, LLC (November 28, 1997).

        9.3 ADMISSION OF SUBSTITUTE LIMITED PARTNER.

               (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                      (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

                      (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

                      (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

                      (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

                      (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

                      (vi) The assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with his substitution as a Limited Partner.

                      (vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion; provided, however, that subject to Section 9.8 below, the General Partner hereby agrees to consent to the admission of any Assignee of any Limited Partner who was a party to this Agreement as of August 16, 1995 described in Section 9.2(f) (by distribution in accordance with the terms of the partnership agreement or other applicable governing agreement of such Limited Partner), which consent shall be effective with no further action by the General Partner upon the execution of such assignment by such Limited Partner to such Assignee.

               (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section

9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

               (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.


        9.4 RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

               (a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof.

               (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Limited Partnership Interest.

        9.5 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

        9.6 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent o vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an Assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

        9.7 ASSIGNMENT OF ALL PARTNERSHIP UNITS. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this
Article IX shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of his Partnership Units pursuant to a redemption of all of his Partnership Units under Section 8.5 shall cease to be a Limited Partner.

        9.8 LIMITATION ON TRANSFER OF PARTNERSHIP UNITS AND OTHER RIGHTS TO AVOID ADVERSE TAX EFFECTS. Notwithstanding any provision in this Agreement to the contrary, no transfer or purported transfer by any Limited Partner of any Partnership Interest or Partnership Units, nor exercise of any redemption right under Section 8.5, nor exercise of any registration rights under Section 8.5, nor exercise of any other right or benefit provided under this Agreement shall be effective or of any force or effect if as a result of the exercise or purported exercise of any such right, the Partnership will be taxed as a corporation, association or publicly traded partnership, rather than as a limited partnership, under the Code, any Regulations, or any administrative pronouncements of the Internal Revenue Service. The General Partner's determination as to whether a particular transfer, exercise of redemption rights, exercise of registration rights, or exercise of any other right or benefit will or may cause an adverse tax treatment to the Partnership shall be conclusive and binding on the Limited Partners.

                                    ARTICLE X

                   BOOKS AND RECORDS: ACCOUNTING: TAX MATTERS

        10.1 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

        10.2 CUSTODY OF PARTNERSHIP FUNDS: BANK ACCOUNTS.

               (a) All funds of the Partnership not otherwise invested under
Section 10.2(b) below shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

               (b) All deposits and other funds not needed in the operation of the business of the Partnership and deposited in accordance with Section 10.2(a) above, shall be invested by the General Partner in any of the following dollar denominated investments: (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States;
(ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having an investment grade rating from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) publicly traded commercial paper bearing at the time of acquisition an investment grade rating either of S&P or Moody's issued by United States, Australian, Canadian, European or Japanese bank holding companies or industrial or financial companies; (iv) certificates of deposit issued by and bankers acceptances of and interest bearing deposits with any United States, Canadian, European or Japanese commercial banks either (x) is the lender of Non-discharged Indebtedness but only up to 125% of the amount of such Lender's Non-discharged indebtedness or (y) having capital and surplus of at least $100,000,000 or the equivalent and which issues (or the parent of which issues) commercial paper or other short term securities bearing an investment grade rating from either S&P or Moody's; and (v) money market funds organized under the laws of the United States or any state thereof that invest solely in any of the foregoing investments permitted under clauses (i), (ii), (iii), and (iv). The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

        10.3 FISCAL AND TAXABLE YEAR. The fiscal and taxable year of the Partnership shall be the calendar year.

        10.4 ANNUAL TAX INFORMATION AND REPORT. Within seventy-five (75) days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each Person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

        10.5 TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

               (a) The General Partner shall be the "Tax Matters Partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Administrative Expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

               (b) All elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

               (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

        10.6 REPORTS TO LIMITED PARTNERS.

               (a) The books of the Partnership shall be audited annually as of the end of each fiscal year of the Partnership by accountants selected by the General Partner, who shall be the same accountants responsible for the examination of the General Partner's books. The General Partner shall determine and prepare an annual balance sheet, a statement of partners' capital as of the end of such year, as well as statements of cash flow and income, all in accordance with generally accepted accounting principles and accompanied by an independent auditor's report (collectively, the "Financial Statements"), together with all supplementary schedules and information prepared by the accountants related thereto. As a note to such Financial Statements, the General Partner shall prepare a schedule of all loans to the Partnership. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement.

               As soon as practicable, but in no event later than one hundred five (105) days after the close of each fiscal year, or such later date as they are filed with the Commission by the General Partner, the General Partner shall cause to be mailed to each Limited Partner as of the close of the fiscal year, an annual report containing Financial Statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such year. As soon as practicable, but in no event later than forty-five (45) days after the close of each calendar quarter (except the last calendar quarter of each year), or such later date as they are filed with the Commission by the General Partner, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

               (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

        10.7 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

        10.8 RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document, or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

        10.9 WITHHOLDING. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the

General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.9. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus one (1) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI

                             AMENDMENT OF AGREEMENT

        The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners holding more than sixty-six and two-thirds percent (66-2/3%) of the Percentage Interests of the Limited Partners (excluding the Percentage Interests held in the name of the General Partner of the Partnership, or held by any entity which is controlled by the General Partner, whether as the General Partner or a Limited Partner):

               (a) any amendment affecting the operation of the Conversion Factor, the Redemption Rights, or the Shelf Registration under Section 8.6 hereof;

               (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder.

               (c) any amendment that would alter the Partnership's allocations of Profit and Loss to the Limited Partners, other than (i) an amendment (including attaching a new Certificate of Designation hereto) to issue a new class of Preferred Partnership Units or (ii) an amendment to admit a new Limited Partner provided such amendment to the allocations of Profit and Loss did not have an adverse effect on the existing Limited Partners; or

               (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

        In determining what number of Partnership Units constitutes the requisite 66-2/3% consent for any of the amendments enumerated above, Preferred Partnership Units (other than those held in the name of the General Partner or an entity controlled by the General Partner, whether as the General Partner or a limited partner) shall be taken into account to the extent that, with respect to a particular purpose enumerated above, the Certificate of Designation for a particular class of Preferred Partnership Units provides for conversion of such units into Common Partnership Units and provides that such Preferred Partnership Units shall vote on an as-converted basis. In addition to any of the voting rights that Preferred Unitholders may have under this Article X, Preferred Unitholders shall have such other voting rights, protective rights or similar rights as set forth in the Certificate of Designation for a particular class of Preferred Partnership Units.

                                   ARTICLE XII

                               GENERAL PROVISIONS

        12.1 NOTICES. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in the Unitholder Ledger; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

        12.2 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

        12.3 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

        12.4 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

        12.5 ENTIRE AGREEMENT. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

        12.6 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

        12.7 HEADINGS. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

        12.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

        12.9 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

        12.10 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (other than the law governing the choice of law), without regard to the principles of conflicts of law. In the event of a conflict between the provisions of this Agreement and any nonmandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

        12.11 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        12.12 NO RIGHTS AS STOCKHOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as stockholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

        12.13 PARTITION. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or to institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

        12.14 NO THIRD-PARTY RIGHTS CREATED HEREBY. The provisions of this Agreement are solely for the purpose of defining the interests of the partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Agreement, all as of the date first hereinabove written.

GENERAL PARTNER                         LIMITED PARTNERS

SUNSTONE HOTEL INVESTORS, INC.,         SUNSTONE HOTEL INVESTORS, INC.,
a Maryland corporation and the sole     a Maryland corporation, as a Limited
General Partner                         Partner

    By: /s/ ROBERT A. ALTER             By:     /s/  ROBERT A. ALTER
        -----------------------------           -------------------------------
        Robert A. Alter                         Robert A. Alter
        Its: President                          Its: President

                                        /s/ ROBERT A. ALTER
                                            ------------------------------------
                                            ROBERT A. ALTER


                                        /s/ C. ROBERT ENEVER
                                            ------------------------------------
                                            C. ROBERT ENEVER


                                        /s/ CHARLES L. BIEDERMAN
                                            ------------------------------------
                                            CHARLES L. BIEDERMAN


                                        MYPC PARTNERS,
                                        a general partnership

                                        By: /s/ KARL MATTHIES
                                            ------------------------------------
                                            Karl Matthies
                                            Its:  General Partner


                                            ------------------------------------
                                            ANTHONY E. VAN BAAK


                                        /s/ LES LIMAN
                                            ------------------------------------
                                            LES LIMAN

                                        /s/ THOMAS R. SHARP
                                            ------------------------------------
                                            THOMAS R. SHARP, TRUSTEE


                                        /s/ THOMAS R. SHARP
                                            ------------------------------------
                                            THOMAS R. SHARP


                                        TRUST COMPANY OF AMERICA,
                                        for the benefit of Patrick E. Barney

                                        By: /s/ Trust Company of America
                                            ------------------------------------
                                            Name:
                                            Its:


                                        ENEVER ROUTT INVESTMENT
                                        GROUP, LTD, a limited partnership

                                        By: /s/ C. ROBERT ENEVER
                                            ------------------------------------
                                            C. Robert Enever
                                            Its: General Partner


                                        ALTER INVESTMENT GROUP, LTD, a
                                        limited partnership

                                        By: /s/ ROBERT A. ALTER
                                            ------------------------------------
                                            Robert A. Alter
                                            Its: General Partner


                                        INNS PROPERTIES, a California limited
                                        partnership, formerly known as Inns
                                        Properties I, a California limited
                                        partnership

                                        By INSPAC, LTD., a Delaware corporation, formerly (and, in California, still known as) INSCO, LTD., a General Partner

                                        By:
                                            ------------------------------------
                                            Richard M. Moss
                                            Its:  President

                                        RIVERSIDE HOTEL PARTNERS, INC.,
                                        a California Corporation

                                        By: /s/ ROBERT A. ALTER
                                            ------------------------------------
                                            Robert A. Alter
                                            Its: President


                                        FLAGSTAFF HOTEL ASSETS, INC.,
                                        an Arizona corporation

                                        By: /s/ LOURIN KOONIN
                                            ------------------------------------
                                            Lourin Koonin
                                            Its:  President


                                        TUCSON DESERT ASSETS, INC.,
                                        an Arizona corporation

                                        By: /s/ LOURIN KOONIN
                                            ------------------------------------
                                            Lourin Koonin
                                            Its:  President

                                        LINDA HAMLET & KENNETH HAMLET,
                                        as Joint Tenants

                                            ------------------------------------
                                            Linda Hamlet

                                            ------------------------------------
                                            Kenneth Hamlet


                                        CHANING DARRTEN HAMLET TRUST

                                        By:
                                            ------------------------------------
                                                                       , TRUSTEE
                                            ---------------------------


                                        BRENDAN HUNTER HAMLET TRUST

                                        By:
                                            ------------------------------------
                                                                       , TRUSTEE
                                            ---------------------------

                                        TYLER JENSEN HAMLET TRUST

                                        By:
                                            ------------------------------------
                                                                       , TRUSTEE
                                            ---------------------------


                                        SKLAR FAMILY PARTNERSHIP

                                        By: /s/ GERALD A. SKLAR
                                            ------------------------------------
                                            Gerald A. Sklar
                                            Its: Partner


                                            ------------------------------------
                                            SHARON DRUEHL

                                            ------------------------------------
                                            GORDON E. DRUEHL


                                        /s/ MARGOT GASCH
                                            ------------------------------------
                                            MARGOT GASCH


                                        O.T. HILL, LLC,
                                        a Delaware limited liability company

                                        By: /s/ GARY V. CHENSOFF
                                            ------------------------------------
                                            Gary V. Chensoff
                                            Its:  President


                                        ANDRA M. PALMROS, Personal
                                        Representative of the Estate of
                                        Alexander Palmros II a/k/a
                                        Alex Palmros II deceased


                                        /s/ PETER B. AYRES
                                            ------------------------------------
                                            PETER B. AYRES, TRUSTEE

                                        /s/ DANIEL E. CARSELLO
                                            ------------------------------------
                                            DANIEL E. CARSELLO, TRUSTEE


                                        /s/ DANIEL E. CARSELLO
                                            ------------------------------------
                                            DANIEL E. CARSELLO


                                        /s/ JEANNE H. CARSELLO
                                            ------------------------------------
                                            JEANNE H. CARSELLO, TRUSTEE


                                        /s/ GERALD N. CLARK
                                            ------------------------------------
                                            GERALD N. CLARK


                                        /s/ GAREY H. COONEN
                                            ------------------------------------
                                            GAREY H. COONEN


                                            ------------------------------------
                                            SHERMAN B. CORNELL


                                        /s/ AUDREY W. ENEVER
                                            ------------------------------------
                                            AUDREY W. ENEVER


                                        C. ROBERT ENEVER & AUDREY W.
                                        ENEVER, as Joint Tenants

                                        /s/ C. ROBERT ENEVER
                                            ------------------------------------
                                            C. Robert Enever


                                        /s/ AUDREY W. ENEVER
                                            ------------------------------------
                                            Audrey W. Enever


                                        /s/ TERRY H. HILSON
                                            ------------------------------------
                                            TERRY H. HILSON, TRUSTEE

                                        JAMES HIVELY & SANDRA HIVELY,
                                        as Joint Tenants

                                        /s/ JAMES HIVELY
                                            ------------------------------------
                                            James Hively

                                        /s/ SANDRA HIVELY
                                            ------------------------------------
                                            Sandra Hively


                                        EUGENE O. HOGENSON &
                                        CHRISTINE M. LEICK, as Joint Tenants


                                            ------------------------------------
                                            Eugene O. Hogenson

                                            ------------------------------------
                                            Christine M. Leick


                                        EDGAR R. JOHNSON & JUNE A.
                                        JOHNSON, as Joint Tenants


                                            ------------------------------------
                                            Edgar R. Johnson

                                            ------------------------------------
                                            June A. Johnson


                                        SHIVANI LLC, a California Limited
                                        Liability Company

                                        By: /s/ TUSHAR PATEL
                                            ------------------------------------
                                            Tushar Patel
                                            Its:  Member


                                        PEACOCK LLC, a California Limited
                                        Liability Company


                                        By: /s/ TUSHAR PATEL
                                            ------------------------------------
                                            Tushar Patel
                                            Its: Member

                                        /s/ EVE E. POTH
                                            ------------------------------------
                                            TRUSTEE FOR EDWARD C. POTH
                                            REVOCABLE TRUST


                                        /s/ RICHARD E. PYLE
                                            ------------------------------------
                                            RICHARD E. PYLE, TRUSTEE


                                        /s/ DOUGLAS A. SLANSKY
                                            ------------------------------------
                                            DOUGLAS A. SLANSKY


                                        RICHARD F. WEHRLI & JUDITH J.
                                        WEHRLI, as Joint Tenants


                                            ------------------------------------
                                            Richard F. Wehrli

                                            ------------------------------------
                                            Judith J. Wehrli


                                        /s/ H. DAVID ZABEL
                                            ------------------------------------
                                            H. DAVID ZABEL


                                        DEAN A. SAMMONS & SARAH B.
                                        SAMMONS, as Joint Tenants

                                        /s/ DEAN A. SAMMONS
                                            ------------------------------------
                                            Dean A. Sammon

                                        /s/ SARAH B. SAMMONS
                                            ------------------------------------
                                            Sarah B. Sammons

                                    EXHIBIT A

                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

               In accordance with Section ___ of the Second Amended and Restated Agreement of Limited Partnership of Sunstone Hotel Investors, Limited Partnership (the "Agreement"), the undersigned hereby irrevocably (i) presents for redemption _______ Partnership Units in Sunstone Hotel Investors, L.P. in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.5 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:__________ __, _____

Name of Limited Partner:


                                        ----------------------------------------
                                        (Signature of Limited Partner)


                                        ----------------------------------------
                                        (Mailing Address)


                                        ----------------------------------------
                                        (City)  (State)  (Zip Code)


                                        Signature Guaranteed by:


                                        ----------------------------------------


If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name:

                                    EXHIBIT B

                         SUNSTONE HOTEL INVESTORS, L.P.

                     CERTIFICATE OF DESIGNATION CLASSIFYING
         7.9% CLASS A CUMULATIVE CONVERTIBLE PREFERRED PARTNERSHIP UNITS


        This Certificate of Designation establishes the powers, rights, preferences, qualifications, limitations and restrictions, as to distributions, voting rights, conversion, terms and conditions of redemption, liquidation and other terms and conditions of the 250,000 7.9% Class A Cumulative Preferred Partnership Units (the "Series A Preferred Partnership Units") of Limited Partnership interest of the Partnership to be issued to the Company. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Second Amended and Restated Agreement of Limited Partnership (the "Agreement") of the Partnership. The Series A Preferred Partnership Units are being issued by the Partnership to the General Partner in connection with the issuance by the Company of 250,000 shares in the aggregate of its 7.9% Class A Cumulative Preferred Stock (the "Series A Preferred Stock") to Westbrook Real Estate Investment Fund I, L.P. and Westbrook Co-Investment Real Estate Fund I, L.P. (collectively, "Westbrook") in connection with the Company's acquisition from Westbrook of all of the capital stock of Kahler Realty Corporation ("Kahler"). The terms of the Units are intended to mirror those of the Series A Preferred Stock.

        1. Designation and Number. The Series A Preferred Partnership Units shall consist of 250,000 Partnership Units which shall be issued to the Company when the Company issues the corresponding 250,000 shares of Series A Preferred Stock to Westbrook. Subject to compliance with applicable protective voting rights which may be granted to any class of Preferred Partnership Units ("Protective Provisions"), but notwithstanding any other rights of holders of any class of Preferred Partnership Units or the powers, rights, designations, preferences, qualifications, limitations and restrictions of any additional class may be subordinated to, pari passu with (including, without limitation, provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class of Preferred or Common Partnership Units.

        2. Distribution Provisions. Immediately prior to the Company's payment of dividends to holders of the Series A Preferred Stock, the holder(s) of Series A Preferred Partnership Units shall be entitled to receive for each outstanding Series A Preferred Partnership Unit a cash distribution, prior and in preference to any payment of any cash distribution on the Common Partnership Units, in an amount equal to the payment to be made on each outstanding share of the Series A Preferred Stock.

        3. Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of the Partnership, either voluntary or involuntary, subject to the rights of classes of Preferred Partnership Units that may from time to time come into existence, the holder(s) of Series A Preferred Partnership Units shall (unless such Partnership Units of Series A Preferred Partnership Units are converted into Common Partnership Units pursuant to Section 5 hereof) be entitled to receive, prior and in preference to any distribution of any of the assets of the Partnership to the holders of Common Partnership Units by reason of their ownership thereof, an amount per Unit equal to the amount that must be paid to the holders of Series A Preferred Stock upon liquidation of the Company (including any and all events constituting a liquidation under Section 3 of the Articles Supplementary clarifying the Series A Preferred Stock) (the "Liquidation Preference"). If the assets and funds thus distributed among the holders of the Series A Preferred Partnership Units shall be insufficient to permit the payment to such holder(s) of the full aforesaid amount, then, subject to the rights of classes of Preferred Partnership Units that may from time to time come into existence, the entire assets and funds of the Partnership legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Partnership Units in proportion to the amount of such Partnership Units owned by each such holder.

               (b) Upon the completion of the distribution required by subsection (a) of this Section 3 and any other distribution that may be required with respect to classes of Preferred Partnership Units that may from time to time come into existence, if assets remain in the Partnership, the holders of the Common Partnership Units of the Partnership shall receive all of the remaining assets of the Partnership.

        4. Redemption.

               (a) Subject to the rights of classes of Preferred Partnership Units which may from time to time come into existence immediately prior to a redemption of Series A Preferred Stock, the Company may redeem at its option a number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock to be redeemed by the holder(s) thereof, and shall immediately receive from the Partnership an amount of cash equal to the cash to be paid by the Company to the redeeming holder(s) of shares of Series A Preferred Stock.

               (b) From and after the redemption of Series A Preferred Units, unless there shall have been a default in payment of the redemption price, all rights of the holders of the Series A Preferred Partnership Units redeemed shall cease with respect to such Partnership Units, and such Partnership Units shall not thereafter be transferred on the Unitholder Ledger of the Partnership or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of classes of Preferred Partnership Units which may from time to time come into existence, if the funds of the Partnership legally available for redemption of Partnership Units of Series A Preferred Partnership Units on any redemption date are insufficient to redeem the total number of Partnership Units of Series A Preferred Partnership Units to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such Partnership Units ratably among the holders of such Partnership Units to be redeemed based upon their holdings of

Series A Preferred Partnership Units. The Partnership Units of Series A Preferred Partnership Units not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of classes of Preferred Partnership Units which may from time to time come into existence, at any time thereafter when additional funds of the Partnership are legally available for the redemption of Partnership Units of Series A Preferred Partnership Units, such funds will immediately be used to redeem the balance of the Partnership Units which the Partnership has become obliged to redeem but which it has not redeemed.

        5. Conversion. On the date on which shares of Series A Preferred Stock are converted into Common Stock of the Company, Series A Preferred Partnership Units shall automatically be converted into Common Partnership Units, such that the number of Series A Preferred Partnership Units so converted shall equal the number of shares of Series A Preferred Stock converted and the number of Common Partnership Units received from such conversion will equal the number of shares of Common Stock of the Company received from the conversion of the shares of Series A Preferred Stock. Upon such conversion of Series A Preferred Stock, the Unitholder Ledger shall be amended to reflect such conversion.

        6. Voting Rights. Except as to matters upon which the General Partner is not entitled to vote under the Agreement, the holder(s) of each Series A Preferred Partnership Unit shall have Partner consent and approval rights equal to such rights as would a holder of Common Partnership Units into which such holder's Partnership Series A Preferred Partnership Units could then be converted.

               This Certificate of Designation has been approved by the General Partner in the manner and required by law and is incorporated into the Agreement by reference. In the event of a conflict between the provisions of this Certificate of Designation and the provisions of the Agreement, the provisions of this Certificate of Designation shall govern.

               IN WITNESS WHEREOF, SUNSTONE HOTEL INVESTORS, L.P. has caused this Certificate of Designation to be executed on its behalf on this 14th day of October 1997.


                                         SUNSTONE HOTEL INVESTORS, L.P.

                                         By:  SUNSTONE HOTEL INVESTORS, INC.,
                                              its General Partner

                                              By:  /s/ ROBERT A. ALTER
                                                   ----------------------------
                                                       Robert A. Alter,
                                                       President